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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Burlington Northern Santa Fe Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2006
Dear Shareholder:
          You are invited to attend the 2006 annual meeting of shareholders of Burlington Northern Santa Fe Corporation (BNSF) to be held at 5:00 p.m. Central time on Wednesday, April 19, 2006, at The Fort Worth Club, Horizon Room, 306 W. 7th Street, Fort Worth, Texas.
          The attached Notice of 2006 Annual Meeting of Shareholders and Proxy Statement describes the matters to be considered and voted upon at the annual meeting. At the meeting, I will report on our business and our plans for the future. During a time of unprecedented demand for rail transportation, we have delivered the capacity our customers require. As a result, in 2005 BNSF for the first time moved more than 10 million units – an increase of nearly 500,000 units over 2004. We also achieved nearly $13 billion in revenues and exceeded $4 in earnings per share. At the meeting we will elect our directors and ask for your approval of two compensation plans among other items of business.
          Your vote is important, regardless of the number of shares you hold. If you are unable to attend the meeting in person, you may vote via the Internet, by telephone or by mailing a completed proxy card. Voting by any of these methods will ensure your representation at the meeting. Please see pages 1-2 of the proxy statement for voting instructions.
          We appreciate your investment in BNSF and encourage your participation by voting your proxy. I look forward to seeing you at the annual meeting.

Sincerely,

Matthew K. Rose
Chairman, President & Chief Executive Officer

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
BURLINGTON NORTHERN SANTA FE CORPORATION
The eleventh annual meeting of shareholders of Burlington Northern Santa Fe Corporation (BNSF or the Company) will be held at 5:00 p.m. Central time on Wednesday, April 19, 2006, at The Fort Worth Club, Horizon Room, 306 W. 7th Street, Fort Worth, Texas, for the following purposes:

(1)	to elect 11 directors;

(2)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006;

(3)	to approve the amended and restated Burlington Northern Santa Fe 1999 Stock Incentive Plan;

(4)	to approve the amended and restated BNSF Railway Company Incentive Compensation Plan;

(5)	to vote upon two proposals submitted by shareholders, if properly presented at the meeting; and

(6)	to act on such other business that is properly brought before the meeting in accordance with the By-Laws and at any adjournment or postponement of the meeting.
Shareholders of record at the close of business on February 28, 2006, are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. A list of these shareholders will be kept at the offices of the Company in Fort Worth, Texas, for a period of ten days prior to the meeting. Only shareholders or their proxy holders may attend the meeting. If you plan to attend the meeting, please so indicate on your proxy, save the admission ticket that is attached to your proxy and present it at the door.
By order of the Board of Directors.

Jeffrey R. Moreland
Executive Vice President Law & Government
Affairs and Secretary
2650 Lou Menk Drive
Fort Worth, Texas 76131-2830
March 16, 2006
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting, please vote promptly. As explained on your proxy card, you may vote by toll-free telephone, via the Internet, or by signing, dating and returning your proxy card in the prepaid envelope.

i

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BURLINGTON NORTHERN SANTA FE CORPORATION
2650 LOU MENK DRIVE
FORT WORTH, TEXAS 76131-2830
PROXY STATEMENT FOR 2006 ANNUAL MEETING OF SHAREHOLDERS

Your Board of Directors is soliciting proxies to be voted at the 2006 annual meeting of shareholders to be held on April 19, 2006. Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the meeting by the proxies named on the enclosed proxy card. We began mailing this proxy statement and the form of proxy on or about March 16, 2006.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

TIME AND PLACE	April 19, 2006 5:00 p.m. Central time

The Fort Worth Club Horizon Room 306 W. 7th Street Fort Worth, Texas

ITEMS TO BE VOTED UPON	You will be voting on the following matters:

• to elect 11 directors;

• to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006;

• to approve the amended and restated Burlington Northern Santa Fe 1999 Stock Incentive Plan;

• to approve the amended and restated BNSF Railway Company Incentive Compensation Plan;

• to vote upon two proposals submitted by shareholders, if properly presented at the meeting; and

• to act on such other business as is properly brought before the meeting in accordance with the By-Laws and at any adjournment or postponement of the meeting.

WHO MAY VOTE	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, February 28, 2006. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 365,004,053 shares of common stock outstanding and entitled to vote. The Company’s common stock is its only class of stock that is issued and outstanding. Shares held by the Company in its treasury are not voted.

HOW TO VOTE	You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always cancel your proxy by voting at the meeting. If your shares are held by a bank, broker, or other nominee on your behalf, that holder will send you instructions as to how your shares may be voted. Many banks and brokerage firms have a process for their beneficial holders to provide voting instructions over the phone or via the Internet. If you are a registered shareholder—you hold your shares in your own name—you may vote by proxy using one of the methods described below.

Proxy Card. If you sign, date, and return your proxy card by mail before the annual meeting, your shares will be voted as you direct. For each director nominee, you may vote for the nominee or withhold your vote from the nominee. For the other items being submitted to a vote, you may vote for, vote against, or abstain from voting on each matter.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote your shares:

• “FOR” the election of all nominees for director identified on pages 13 through 14;

• “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006, as explained on page 15;

• “FOR” approval of the amended and restated Burlington Northern Santa Fe 1999 Stock Incentive Plan, as explained starting on page 18;

• “FOR” approval of the amended and restated BNSF Railway Company Incentive Compensation Plan, as explained starting on page 25;

• “AGAINST” each of the two proposals submitted by shareholders identified on pages 29 through 34; and

• in our discretion as to other business that is properly brought before the meeting in accordance with the By-Laws or any adjournment or postponement of the meeting.

Telephone and Internet Voting. You may elect to vote your proxy by telephone or via the Internet by using the telephone number or the Internet address and the voting instructions described on the proxy card. Your shares will be voted as you direct in the same manner as if you had marked, signed, dated and returned your proxy card, as described above. Your shares must be voted before 1 a.m. Central time on April 19, 2006, when voted by either of these methods.

CHANGING YOUR VOTE	You can revoke your proxy at any time before it is voted at the annual meeting by:

• submitting a new proxy with a later date (1) by using the telephone or Internet voting procedures or (2) by signing and returning a proxy card by mail to the Company;

• attending the annual meeting and voting in person (except for shares held through a bank, broker or other nominee of record); or

• sending written notice of revocation to the Company’s Secretary at the address set forth on page 1 of this proxy statement.

VOTES REQUIRED	Election of Directors. The nominees for election as directors at the annual meeting will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. The eleven nominees having the greatest number of “FOR” votes at the annual meeting will be elected.

As a separate matter and pursuant to BNSF’s Corporate Governance Guidelines, if a nominee for director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), the nominee must promptly tender his or her resignation following certification of the shareholder vote. The Directors and Corporate Governance Committee shall consider the resignation offer and recommend to the Board whether to accept it. The independent directors of the Board will act on the recommendation of the Directors and Corporate Governance Committee within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision whether to accept or reject the director’s resignation offer and the reasons for such a decision. Within ten days after a Board determination on the tendered resignation, the Company shall make a filing with the Securities and Exchange Commission (SEC) announcing the decision and the reasons for the decision. In making its decision, the Board can consider the following range of actions: acceptance of resignation; refusing the resignation of the director but addressing the underlying causes of the withheld votes; or taking such other action as the Board deems is in the best interests of the Company. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Directors and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer. The Directors and Corporate Governance Committee will monitor changes in the law and regulations and may propose changes to this process as appropriate in the future.

Ratification of Appointment of Independent Registered Public Accounting Firm. To be approved by the shareholders, this proposal must receive the affirmative vote of the majority of shares which are present in person or represented by proxy at the meeting and entitled to vote thereon.

Approvals of the amended and restated Burlington Northern Santa Fe 1999 Stock Incentive Plan and of the BNSF Railway Company Incentive Compensation Plan. To be approved by the shareholders, these proposals must receive the affirmative vote of the majority of shares which are present in person or represented by proxy at the meeting and entitled to vote thereon.

Shareholder Proposals. To be approved by the shareholders, each proposal must receive the affirmative vote of the majority of shares which are present in person or represented by proxy at the meeting and entitled to vote thereon.

COUNTING THE VOTE	Quorum. A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy of at least a majority of the shares of Company common stock entitled to vote at the meeting is a quorum. Abstentions and broker “non-votes” count as present for establishing a quorum. Shares held by the Company in its treasury do not count toward a quorum. If you have returned valid proxy instructions or vote in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the meeting.

Effect of Abstentions and Broker Non-Votes. Abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not entitled to vote for purposes of determining whether shareholder approval of that matter has been obtained and, therefore, will have no effect on the outcome of the vote on any such matter. A broker “non-vote” occurs on an item when shares held by a broker are present or represented at the meeting, but the broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

Inspectors of Election. Representatives of Computershare Trust Company N.A. will tabulate the votes and act as inspectors of election.

DIVIDEND REINVESTMENT PLAN	Shares held for the account of persons participating in the Company’s dividend reinvestment plan will be voted in accordance with the vote indicated by the shareholder of record on the proxy. If the proxy is properly executed and returned but no choice is indicated, both record shares and shares held in the Company’s dividend reinvestment plan will be voted in accordance with the Company’s recommendations as explained under “Proxy Card” above. If a shareholder holds shares both of record and in the dividend reinvestment account and does not vote the shares held of record, the shareholder’s shares held in the dividend reinvestment account will not be voted.

COMPANY 401(k) SAVINGS PLANS	If you are an employee participating in any of the Company’s 401(k) savings plans, your proxy card permits you to direct the trustee how to vote the number of shares allocated to your account. The trustees of the Company’s 401(k) plans also vote allocated shares of common stock for which they have not received direction in the same proportion as directed shares are voted.

ANNUAL MEETING ADMISSION	If you plan to attend the meeting, please mark the appropriate box on your proxy card; if you vote by telephone or via the Internet, please indicate your plans regarding attendance when prompted. An admission card is included if you are a registered shareholder; simply detach it from the proxy card and bring it with you. If you are a beneficial owner of stock held by a bank, broker, or investment plan (with your stock held in “street name”), an admission card with the form of a proxy will be sent to you by your broker or other registered holder. If you do not receive the proxy in time, you may be admitted to the meeting by showing your most recent brokerage statement or other proof of ownership verifying your beneficial ownership of our stock on February 28, 2006, the record date for voting. Because seating is limited, admission will be limited to shareholders, or their proxy holders, who have an admission card or other proof of ownership.

PROXY SOLICITATION	The Company will pay its costs of soliciting proxies. In addition to this mailing, the Company’s employees and agents may solicit proxies personally, electronically, telephonically, or otherwise. The Company will pay Georgeson Shareholder Communications Inc. a fee of $14,000, plus reimbursement for out-of-pocket expenses, to help with the solicitation. The extent to which these proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted. We encourage you to submit your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

PEOPLE WITH DISABILITIES	We can provide reasonable assistance to help you participate at the meeting if you notify us of your plans to attend and describe your disability. Please write our Secretary, at the address set forth on page 1 of this proxy statement, at least two weeks before the meeting.

VOTING RESULTS	We will publish the voting results in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2006, to be filed with the SEC in April 2006, a copy of which will be placed on our Web site at www.bnsf.com under the “Investors” link.

GOVERNANCE OF THE COMPANY

ROLE OF THE BOARD	Pursuant to Delaware General Corporation Law, the business, property, and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company but is not involved in day-to-day operations. Members of the Board keep informed of the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports, including those sent to them by the Company, and through discussions with the Chief Executive Officer and other management employees.

CORPORATE GOVERNANCE GUIDELINES	The Board of Directors has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the Guidelines are director qualifications and responsibilities, Board committee responsibilities, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, and Board and committee performance evaluations. The Directors and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of these Guidelines and recommending proposed changes to the Board, as appropriate. The Guidelines are available on the Company’s Web site at www.bnsf.com under the “Investors” link. The Company will provide the Guidelines in print, free of charge, to shareholders who request them.

DIRECTOR INDEPENDENCE	The Directors and Corporate Governance Committee reviewed all commercial and charitable relationships that nominees for election as directors have with BNSF and reported its findings to the Board, which found that all nominees other than Mr. Rose, Chairman, President and Chief Executive Officer of BNSF, were independent. In reaching this conclusion, the Committee and the Board considered information furnished by each of the directors and other available information and determined that no nominee had any relationship with BNSF or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a business or charitable relationship with BNSF) that would preclude a finding of independence under the specified prohibitions of the corporate governance listing standards of the New York Stock Exchange (NYSE), that would require disclosure under the Commentary to those standards, or any other relationship that the Committee or Board believed would impair the nominee’s independence.

In reaching this conclusion, the Committee and the Board considered the following relationships between nominees and BNSF or its subsidiaries.

• Alan L. Boeckmann – Chairman and Chief Executive Officer of Fluor Corporation, which company made payments in the ordinary course of business aggregating less than 0.2% of either its or BNSF’s revenues to a BNSF subsidiary during 2005.

• Donald G. Cook – No present business relationship with BNSF.

• Vilma S. Martinez – Partner in the law firm of Munger, Tolles & Olson, LLP, which firm was retained by BNSF and received fees during 2005, and is expected to receive fees during 2006, in the ordinary course of business of less than 1% of that firm’s revenues and less than 0.2% of BNSF’s revenues.

• Marc F. Racicot – No present business relationship with BNSF.

• Roy S. Roberts – No present business relationship with BNSF.

• Marc J. Shapiro – No present business relationship with BNSF.

• J.C. Watts, Jr. – No present business relationship with BNSF.

• Robert H. West – No present business relationship with BNSF.

• J. Steven Whisler – Chairman and Chief Executive Officer of Phelps Dodge Corporation, which company made payments in the ordinary course of business aggregating less than 0.2% of either its or BNSF’s revenues to a BNSF subsidiary for transportation services during 2005.

• Edward E. Whitacre, Jr. – Chairman and Chief Executive Officer of AT&T Inc., subsidiaries of which received payments in the ordinary course of business from BNSF and its subsidiaries aggregating less than 0.2% of either its or BNSF’s revenues during 2005.

CERTAIN RELATIONSHIPS	Director Racicot became the President of the American Insurance Association on August 1, 2005 and left the partnership of Bracewell & Giuliani, L.L.P. at that time. The Bracewell & Giuliani, L.L.P. law firm provided legal services to the Company in 2005. Director Martinez is a partner with Munger, Tolles & Olson, LLP, which firm provided legal services to the Company in 2005 and is providing legal services to the Company in 2006.

CODES OF CONDUCT AND ETHICS	The Company has a Code of Conduct that applies to the officers and salaried employees of BNSF and its wholly owned subsidiaries. Any waiver of this Code for an executive officer can only be made by the Board of Directors and will be promptly disclosed on the Company’s Web site. The Company also has a Code of Business Conduct and Ethics that applies to scheduled employees. These two Codes assist employees in complying with the law, in resolving ethical issues that may arise, and in complying with BNSF policies. Certain officers are also subject to the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers. This Code is designed to promote, among other things, ethical handling of actual or apparent conflicts of interest; full, fair, accurate, and timely disclosure in filings with the SEC and in other public disclosures; compliance with law; and prompt internal reporting of violations of the Code.

The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors that covers such areas as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection of Company assets, and compliance with applicable laws. The Directors’ Code is intended to help directors in addressing issues that may arise. Any waiver of this Code for a Director can only be made by the Board of Directors and will be promptly disclosed on the Company’s Web site.

All of these Codes are available on the Company’s Web site at www.bnsf.com under the “Investors” link. The Company will provide any one of these codes in print, free of charge, to shareholders upon request. All amended or restated codes will be promptly posted to the Company’s Web site.

BOARD STRUCTURE	The Company currently has 11 directors. Each director is elected to a one- year term.

IDENTIFICATION OF DIRECTOR CANDIDATES	The Board’s Guidelines and the Directors and Corporate Governance Committee’s Charter give that Committee responsibility for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board.

The Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment, and other skills and experience that will enhance the Board’s ability to serve the long-term interests of shareholders. Further, the Committee seeks candidates who are committed to representing the long-term interests of the shareholders. The Committee reviews candidates with the objective of assembling a slate of directors that can best fulfill the Company’s goals and promote the interests of shareholders.

Members of the Board will be asked to submit recommendations when there is an opening or an anticipated opening for a director position. The Directors and Corporate Governance Committee may also use outside sources or third parties to find potential Board member candidates and, similarly, may use the services of outside sources or a third party to evaluate or assist in evaluating nominees brought to their attention. Should the Company use the services of a third party, it would expect to pay a fee for such services.

Donald G. Cook was elected to the Board at the Board’s September 2005 meeting. The Company employed an executive search firm to identify potential director candidates with the approval of the Directors and Corporate Governance Committee. The Company also asked Board members to recommend candidates. Director Cook was identified by a non-management director. At the request of Chairman, President and Chief Executive Officer Rose, the executive search firm conducted a due diligence review and the firm then endorsed the recommendation of Director Cook to the Directors and Corporate Governance Committee. The Committee and Mr. Rose then recommended Director Cook as a nominee to the Board.

2005 BOARD MEETINGS AND ANNUAL MEETING	The Board met six times in 2005. Each of our Directors attended 75% or more of the aggregate of all meetings of the Board and of the Board committees on which he or she served. Average attendance by all directors at Board and committee meetings was 95%. The Company has a policy of encouraging Board member attendance at annual meetings. Nine of the ten directors elected at the 2005 annual meeting of shareholders attended the meeting.

BOARD COMMITTEES	The Board has four standing committees: Executive, Compensation and Development, Directors and Corporate Governance, and Audit. No member of any committee is presently an employee of the Company or its subsidiaries, with the exception of Mr. Rose, who serves as Chairman of the Executive Committee. The specific responsibilities of the Compensation and Development, Directors and Corporate Governance, and Audit committees are identified in their committee charters, each of which is available on the Company’s Web site at www.bnsf.com under the “Investors” link. The Company will provide a copy of each charter free of charge upon shareholder request.

Directors serve on the following committees as indicated below:

			Compensation		Directors and Corporate
Name	Executive		and Development		Governance		Audit

Alan L. Boeckmann					X		X

Donald G. Cook			X

Vilma S. Martinez	X

Marc F. Racicot	X				X

Roy S. Roberts	X		X	*			X

Matthew K. Rose	X	*

Marc J. Shapiro					X		X

J.C. Watts, Jr.			X

Robert H. West	X		X				X	*

J. Steven Whisler			X				X

Edward E. Whitacre, Jr.	X				X	*

* Chairman

Executive Committee. This Committee did not meet during 2005. The Committee has all of the power and authority of the Board at times when the Board is not in session, except those powers and authority specifically reserved by Delaware law to the full Board.

Compensation and Development Committee. This Committee held six meetings during 2005. The Board has determined that all members of the Committee are independent under the NYSE listing standards and the Company’s Guidelines. The purpose of the Committee is to provide assistance to the Board in discharging its responsibilities relating to the compensation and development of the Chief Executive Officer and other executive officers and with respect to equity-based, incentive compensation, and employee benefit plans, including:

•	reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, together with the other independent Directors, determining and approving the Chief Executive Officer’s compensation level based on this evaluation;

•	making recommendations to the Board regarding the compensation (other than equity compensation) of other executive officers;

•	approving the equity-based compensation of executive officers;

•	adopting, terminating, amending or recommending to the Board the adoption, amendment or termination of the Company’s equity-based plans;

•	recommending to the Board the adoption or termination of the Company’s qualified, related non-qualified and broad-based welfare employee benefit plans or recommending to the Board any significant amendments to such plans;

•	adopting, terminating, amending or recommending to the Board the adoption, termination or amendment of other compensation plans for executive officers or related executive officer arrange-

ments to the extent provided by the terms of such plans or arrangements or to the extent required by NYSE listing standards or applicable law;

•	assisting the Board in evaluating potential candidates for executive positions and overseeing the evaluation of management, executive succession planning and management development; and

•	preparing and publishing an annual report on executive compensation to be included in the Company’s proxy statement.

Directors and Corporate Governance Committee. This Committee held five meetings during 2005. The Board has determined that all members of the Committee are independent under the NYSE listing standards and the Company’s Guidelines. The purpose of the Committee is to provide assistance to the Board in discharging its responsibilities for ensuring the effective governance of the Company, including:

•	making recommendations to the Board regarding the appropriate size of the Board;

•	identifying individuals qualified to become members of the Board;

•	recommending to the Board the director nominees for the annual meeting of shareholders or for appointment by the Board if a vacancy occurs between annual meetings;

•	seeking to maintain the independence and high quality of the Board;

•	developing and recommending to the Board Corporate Governance Guidelines and a Directors’ Code of Business Conduct and Ethics, and reviewing periodically BNSF’s Code of Conduct;

•	making recommendations to the Board for directors’ compensation; and

•	overseeing the annual performance evaluation of the Board.

Audit Committee. This Committee held six meetings during 2005. The Board has determined that all members of the Committee are financially literate and that all are independent under the NYSE listing standards, SEC rules governing the qualifications of audit committee members, the Company’s Guidelines, and the Audit Committee Charter. The Board has also determined that Director West, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and has accounting or related financial management expertise as required by NYSE listing standards. No Committee member serves on the audit committees of more than three public companies.

The purpose of the Committee is to (i) appoint, retain, compensate, evaluate, and terminate the Company’s independent auditor, (ii) prepare an audit committee report as required by the SEC to be included in the Company’s proxy statement, and (iii) provide assistance to the Board in fulfilling its oversight responsibility with respect to:

•	the integrity of the financial statements of the Company;

•	the performance of the Company’s internal audit function and the independent auditor;

•	the independent auditor’s qualifications and independence; and

•	compliance by the Company with legal and regulatory requirements.

EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS	Non-management directors of the Board meet in executive session at least three times per year at regularly scheduled meetings. Executive sessions are chaired by a Lead Director. The Lead Director to chair the executive session is the Chairman of the Audit Committee, the Chairman of the Directors and Corporate Governance Committee, or the Chairman of the Compensation and Development Committee, depending upon the principal issues to be addressed at the executive session and which committee has the most responsibility over those issues. The non-management directors or the Board may delegate additional duties to the Lead Director as appropriate.

RETIREMENT PLANS AND POLICIES	Burlington Northern Santa Fe Directors’ Retirement Plan. The Directors’ Retirement Plan was terminated as of July 17, 2003. The plan provided non-employee directors an annual benefit if they served as a member of the Board for ten consecutive years, attained the mandatory retirement age, or were designated by the Directors and Corporate Governance Committee as eligible for benefits. Individual participants who met the eligibility requirements of the Retirement Plan are eligible to receive annual payments for benefits accrued through July 17, 2003. Non-employee members of the Board who meet the eligibility requirements will receive an annual payment in the amount of $40,000 following departure from the Board, which was the amount of the annual retainer for services as a Board member at the time the Retirement Plan was terminated. Payment ceases upon an individual’s death. Service as a member on the board of directors of one or more of BNSF’s predecessor companies counts toward the requirement of ten consecutive years of service. An individual Board member as of July 17, 2003, who had not served as a member of the Board for a period of at least ten consecutive years as of such date and had not attained age 72 as of July 17, 2003, but who subsequently meets the eligibility requirements, will be entitled to receive a pro rata annual payment for benefits following departure from the Board.

Retirement and Other Policies. Under the Board’s Guidelines, no individual may serve as a director beyond the annual meeting of shareholders on or following his or her 72nd birthday. Individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board to afford the Board the opportunity, through the Directors and Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances. The Board’s Guidelines provide that when the Company’s Chief Executive Officer resigns or retires from that position, he or she should offer to resign from the Board at the same time. The Board will consider the merits of having a former Chief Executive Officer serve on the Board and will act accordingly, but no former Chief Executive Officer who serves on the Board will be considered an independent director.

DIRECTORS’ COMPENSATION

CASH COMPENSATION	Non-employee directors receive an annual retainer fee of $60,000, paid in quarterly installments. The Chairman of the Audit Committee is paid a supplemental annual retainer fee of $15,000, and each director who chairs any other Board committee is paid a supplemental annual retainer fee of $10,000. In addition, for attendance at each committee meeting or any inspection trip or similar meeting, a meeting fee of $1,000 plus expenses is paid. Expenses for attendance by spouses of directors are also paid in connection with certain meetings. Directors who are also officers or employees of the Company receive no compensation for duties performed as a director.

STOCK PLANS	Burlington Northern Santa Fe Non-Employee Directors’ Stock Plan. Under the Plan, each non-employee director is entitled to receive a one-time grant of 1,000 restricted stock units as of the annual meeting at which he or she is first elected to the Board.

Each non-employee director elected to the Board of Directors at the annual meeting will receive a grant of 2,100 restricted stock units. If an individual becomes a director on a date other than the date of the annual meeting, he or she will receive pro rata grants of this annual grant of restricted stock units for the portion of the one-year term following the date on which the individual becomes a director. The restricted stock units will vest upon the date the director’s term of service ends by reason of retirement, death, disability, or change in control, subject to the director having served on the Board at least until the next annual meeting following election to the Board. Upon vesting, the director will receive one share of the Company’s common stock for each restricted stock unit. Directors holding restricted stock units do not have any rights of a shareholder but have the right to receive a cash payment in lieu of a dividend at such times and in such amounts as dividends are paid on the Company’s common stock.

Prior to 2004, the Non-Employee Directors’ Stock Plan also permitted directors by timely election to forego up to 25% of their annual retainer and receive a Retainer Stock Award in the form of restricted stock equal to 150% of the amount foregone based on the fair market value of BNSF’s common stock on the date of grant (December 31 of each calendar year), to vest three years from the date of grant, or earlier if a director left the Board by reason of retirement, death, disability, or change in control. All Retainer Stock Awards will vest by December 31, 2006.

Burlington Northern Santa Fe 2005 Deferred Compensation Plan for Non-Employee Directors. On April 21, 2005, the Board adopted the Plan which applies to deferrals made on and after April 21, 2005, and takes the place of the Burlington Northern Santa Fe Deferred Compensation Plan for Directors, deferrals under which were permitted through December 31, 2004. The Plan allows the Company’s non-employee Directors to elect to defer all or a portion of the fees they would otherwise receive from the Company into accounts tracking investment options established under the Plan. These investment options include a Prime Rate interest account, a Company stock-equivalent (phantom stock) account, an S&P 500 index fund account, and a long-term capital appreciation fund account, or other investment options established under the Plan’s terms. Participants in the Plan would receive, based upon their elections, subsequent distributions of such amounts either in annual installments or as a lump sum after the director’s departure from the Board in accordance with applicable law.

ITEM 1: ELECTION OF DIRECTORS

ANNUAL ELECTION	At the annual meeting, you and the other shareholders will elect 11 directors, each to hold office for a term of one year and until his or her successor has been elected and qualified. All incumbent directors, with the exception of Directors Boeckmann, Cook, Martinez, Racicot, Rose, and Watts, initially became directors of the Company on September 22, 1995, with the business combination of Burlington Northern Inc. (BNI) and Santa Fe Pacific Corporation (SFP). All incumbent directors have been nominated for re-election by the Board upon the recommendation of the Directors and Corporate Governance Committee.

The shares represented by the enclosed form of proxy will be voted for the nominees shown below unless other instructions are shown on the proxy or provided through the telephone or Internet proxy. The nominees are identified below along with certain background information. We do not expect that any of these nominees will be unavailable for election but, if such a situation should arise, the proxy will be voted in accordance with the best judgment of the named proxies unless you have directed otherwise. The time of service as a director of the Company includes prior service as a director of BNI, SFP, and any predecessor companies. No nominee, other than Mr. Rose, is or has been employed by or has served as an executive officer of BNSF or its subsidiaries.
Nominees for Director

Alan L. Boeckmann, 57, is the Chairman and Chief Executive Officer (since February 2002) of Fluor Corporation, Aliso Viejo, California (professional services holding company offering engineering, construction management and other services). Previously, President and Chief Operating Officer of Fluor Corporation from February 2001 to February 2002; and President and Chief Executive Officer of Fluor Daniel (engineering, procurement, and construction services) from March 1999 to February 2001. Also a director of Fluor Corporation and Archer-Daniels-Midland Company. Director since 2001.

Donald G. Cook, 59, retired in June 2005 as Commander (General), Air Training and Education Command, United States Air Force, a position he had held from December 2001. Previously, Vice Commander, Air Combat Command, United States Air Force from June 1999 to December 2001 and Vice Commander, United States Air Force, from June 1998 to June 1999. Also a director of Crane Corp. Director since 2005.

Vilma S. Martinez, 62, is a partner (since September 1982) of Munger, Tolles & Olson LLP, Los Angeles, California (law firm). Also a director of Anheuser-Busch Companies, Inc. and Fluor Corporation. Director since 1998.

Marc F. Racicot, 57, is the Chief Executive Officer (since August 2005) of the American Insurance Association (property-casualty insurance trade organization). Previously, partner at Bracewell & Giuliani, L.L.P., Washington, D.C. (law firm) from February 2001 to August 2005; Chairman of Bush-Cheney 04, Inc. (political organization) from July 2003 to November 2004; Chairman of Republican National Committee (political organization) from January 2002 to July 2003; and Governor of the State of Montana from 1993 to 2001. Also a director of Allied Capital Corporation and Massachusetts Mutual Life Insurance Company. Director since 2001.

Roy S. Roberts, 66, is the Managing Director (since September 2000) of Reliant Equity Investors, L.L.C., Chicago, Illinois (private equity firm); and retired Group Vice President, North American Vehicle Sales, Service and Marketing of General Motors Corporation, Detroit, Michigan (manufacturer of motor vehicles) since April 2000, a position he had held since July 1999. Also a director of Abbott Laboratories. Director since 1993.

Matthew K. Rose, 46, is the Chairman, President and Chief Executive Officer (since March 2002) of Burlington Northern Santa Fe Corporation, Fort Worth, Texas. Also, Chairman, President and Chief Executive Officer of the Company’s subsidiary, BNSF Railway Company. Previously, President and Chief Executive Officer of Burlington Northern Santa Fe Corporation from December 2000 to March 2002; and President and Chief Operating Officer from June 1999 to December 2000. Also a director of AMR Corporation. Director since 2000.

Marc J. Shapiro, 58, retired in September 2003 as Vice Chairman for Finance, Risk Management and Administration of JP Morgan Chase & Co., New York, New York (bank holding company), a position he had held since 1997. Currently, consultant to JP Morgan Chase & Co. as a non-executive chairman of its Texas operations. Also a director of Kimberly-Clark Corporation and a trustee of Weingarten Realty Investors. Director since 1995.

J.C. Watts, Jr., 48, is the Chairman (since January 2003) of J.C. Watts Companies L.L.C. and J.C. Watts Enterprises, Inc., Washington, D.C. (communications and public affairs). Previously, member of Congress (R-4th Dist.-Okla.) from January 1995 to January 2003, and Chairman of House Republican Conference from 1998 to 2002. Also a director of Dillards, Inc., Terex Corporation and Clear Channel Communications Inc. Director since 2003.

Robert H. West, 67, retired as Chairman in July 1999 of Butler Manufacturing Company, Kansas City, Missouri (manufacturer of pre-engineered building systems and specialty components) and is the former Chairman and Chief Executive Officer of Butler Manufacturing Company. Also a director of Commerce Bancshares, Inc. and Great Plains Energy Incorporated. Director since 1980.

J. Steven Whisler, 51, is the Chairman and Chief Executive Officer (since November 2003) of Phelps Dodge Corporation, Phoenix, Arizona (mining and manufacturing). Previously, Chairman, President and Chief Executive Officer of Phelps Dodge Corporation from May 2000 to October 2003, and President and Chief Executive Officer of Phelps Dodge Corporation from January 2000 to May 2000. Also a director of Phelps Dodge Corporation and US Airways Group, Inc. and its principal subsidiaries, America West Airlines, Inc. and US Airways, Inc. Director since 1995.

Edward E. Whitacre, Jr., 64, is the Chairman and Chief Executive Officer of AT&T Inc. (formerly SBC Communications Inc.), San Antonio, Texas (communications holding company), a position he has held since January 1990. Also a director of Anheuser-Busch Companies, Inc. and AT&T Inc. Director since 1993.

The Board of Directors recommends a vote FOR all of the above nominees.

ITEM 2: APPOINTMENT OF INDEPENDENT AUDITOR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	PricewaterhouseCoopers LLP served as the independent auditor (independent registered public accounting firm) for the Company and its wholly owned subsidiary BNSF Railway Company for 2005. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

At its January 2006 meeting, the Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006. PricewaterhouseCoopers LLP has begun certain work related to the 2006 audit as approved by the Audit Committee. Information on independent auditor fees for the last two fiscal years is set forth below.

Although NYSE corporate governance listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent auditor, the Company is providing shareholders with the means to express their views on this issue. Although this vote cannot be binding, in the event the shareholders fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
The members of the Audit Committee and the Board of Directors unanimously recommend a vote
FOR ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006.

INDEPENDENT AUDITOR FEES	The fees incurred by Burlington Northern Santa Fe Corporation, including its majority-owned subsidiaries, for services provided by PricewaterhouseCoopers LLP, the independent auditor, in 2005 and 2004 are set forth below.

	Twelve Months
	Ended
	December 31,

	2005	2004

	(in thousands)
Audit Fees	$2,254	$2,750
Audit-Related Fees	198	75
Tax Fees	85	170

Total	$2,537	$2,995

Audit Related Fees. Audit related fees consist of professional services for benefit plan financial statements and related Form 11-K audits.

Tax Fees. Tax fees consist of professional services for tax compliance and tax planning for specific transactions or potential transactions of the Company.

PRE-APPROVAL POLICIES AND PROCEDURES	The Audit Committee or its Chairman pre-approves all fees and services provided by the independent auditor, subject to the exceptions for non-audit services described in the Securities Exchange Act of 1934 and rules and regulations thereunder. During 2005 and 2004, all fees incurred were pre-approved.

AUDIT COMMITTEE REPORT	This report is submitted by the Audit Committee of the Board of Directors.

The Board of Directors pursues its responsibility for oversight of the Company’s financial reporting process through the Audit Committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate and that at least one member has accounting or related financial management expertise as required by the applicable listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a charter adopted by the Board, as amended and restated in February 2006, a copy of which is attached to this proxy statement as an Appendix. The Audit Committee and the Board annually review and assess the adequacy of the charter.

As set forth in the charter, management bears the fundamental responsibility for the Company’s financial statements and disclosures, as well as the maintenance of appropriate accounting and financial reporting principles and practices, and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The Committee is responsible for oversight of these roles of management as well as for the appointment, retention, compensation, evaluation, and termination of the Company’s independent auditor, including pre-approval of all audit services and the fees and terms thereof. The Audit Committee is also responsible for the preparation of an audit committee report to be included in the Company’s annual proxy statement. The Audit Committee meets regularly with the independent auditor, management, and the Company’s internal auditors. The independent auditor and the Company’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing our oversight function, we have reviewed and discussed the audited financial statements with management and the Company’s independent auditor for 2005, PricewaterhouseCoopers LLP. We have also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees) and No. 90 (Audit Committee Communications). In addition, we have received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and management. We have considered whether the non-audit services provided by PricewaterhouseCoopers LLP are compatible with their independence.

Based on our review and the discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

Audit Committee: Robert H. West, Chairman Alan L. Boeckmann Roy S. Roberts Marc J. Shapiro J. Steven Whisler

ITEM 3: APPROVAL OF AMENDED AND RESTATED BURLINGTON NORTHERN
SANTA FE 1999 STOCK INCENTIVE PLAN

PROPOSED AMENDMENTS	You will be asked to approve the amendment and restatement of the Burlington Northern Santa Fe 1999 Stock Incentive Plan (Stock Plan). The Company proposes to increase both the number of shares that can be granted under the plan and to increase the number of those shares that can be granted in the form of restricted stock, restricted stock units or performance stock.

The Stock Plan was originally approved by shareholders at the 1999 annual meeting of shareholders. Shareholders subsequently approved increasing the total number of shares available for grant from 20 million to 29 million at the 2001 annual meeting of shareholders. At the 2002 annual meeting, shareholders approved increasing the total number of shares available for grant to 35 million shares and increasing the number of those shares that can be granted in the form of restricted stock, restricted stock units or performance stock from 4 million to 5 million shares. Most recently, in 2004, the shareholders approved increasing the total number of shares available for grant to 42 million shares, and increasing the number of shares that can be granted in the form of restricted stock, restricted stock units or performance stock to 12 million shares. The Board of Directors has adopted, subject to shareholder approval, amendments to the Stock Plan that would increase the total shares under the Stock Plan to 53 million, and the number of shares that can be granted for restricted stock, restricted stock units or performance stock to 23 million.

Additional amendments would permit the award of up to 50,000 shares of achievement award stock under the Stock Plan. Achievement award stock was previously issued under a separate plan not approved by the shareholders. Another amendment would modify the Stock Plan so that stock awards would not vest upon a change in control, but rather upon an individual’s termination of employment in connection with and after a change in control (including a transaction with another Class I railroad).

The full text of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated, is presented in Appendix II to this proxy statement. The following is a summary of the major provisions of the Stock Plan and is qualified in its entirety by the full text of the Stock Plan itself.

PURPOSES	The Stock Plan was established to:

• attract and retain executive, managerial and other salaried employees;

• motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

• provide incentive compensation opportunities that are competitive with those of other major corporations; and

• further align a participant’s interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock.

STOCK INCENTIVES UNDER THE STOCK PLAN	We believe the use of stock incentives will promote the growth in value of our stock and the enhancement of long-term shareholder return.

The types of stock incentives authorized are:

• stock options;

• restricted stock and restricted stock units;

• performance stock;

• a stock purchase program; and

• achievement award stock (subject to shareholder approval of the amended and restated Stock Plan).

As stated in the Compensation and Development Committee Report on 2005 Executive Compensation in this proxy statement, the Company currently divides the value of long-term incentive grants into approximately one-half stock options and one-half a combination of time- and performance-based restricted stock units.

The Stock Plan has been used since 1999 and will be used for future stock awards. On March 9, 2006, the Company’s common stock closed at $75.86 on the NYSE.

The Stock Plan, as amended in 2004, authorized up to 42 million shares to be used for stock awards. As of the close of business on February 28, 2006, an aggregate of 3,097,277 shares of the Company’s common stock remained available for future grants under the existing Stock Plan. If the amendment is approved, 14,097,277 shares would be available for future grants. Under all plans, there were outstanding awards (options plus restricted stock and units) of 19,921,390 shares including 3,516,888 shares of restricted stock and units. Shares related to awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of shares or that are settled in cash in lieu of common stock, will again be available for grant under the plan.

The Stock Plan previously provided for option grants to certain senior executives in an amount equal to the number of shares tendered to pay an option exercise price, or option “reloads.” The Board has amended the Stock Plan to no longer permit options with a reload feature to be granted on or after February 28, 2005. Other amendments recently adopted by the Board include:

• the elimination of a provision that provided for shares used to pay an option purchase price to be available for grant under the Stock Plan;

• the addition of a provision explicitly prohibiting the repricing of stock options;

• the elimination of a provision that permitted discretion to accelerate the vesting, distribution or settlement of any award; and

• an increase in the minimum purchase price for the stock purchase program from 75% to 85% of the fair market value of the Company’s common stock on the date of grant.

ADMINISTRATION	The Compensation and Development Committee of the Board of Directors (Compensation Committee) administers the Stock Plan. Compensation Committee members are selected by the Board in accordance with the criteria specified in the Committee’s charter adopted by the Board. The Compensation Committee is authorized to interpret the Stock Plan, to establish rules and regulations for its operation, to select the employees eligible to receive awards, and to determine the type, amount, and terms and conditions of awards.

ELIGIBILITY FOR PARTICIPATION	All salaried employees of BNSF or its subsidiaries are eligible to be selected to participate in the Stock Plan. Also, subject to shareholder approval of the amended and restated Stock Plan, the salaried and non-salaried full- or part-time non-officer employees of BNSF or its subsidiaries may be granted achievement award stock. The Compensation Committee selects all participants in its discretion. BNSF and its subsidiaries currently employ approximately 5,100 salaried and 37,000 non-salaried individuals.

AMENDMENT AND TERMINATION OF THE STOCK PLAN	The Board may suspend, amend or terminate the Stock Plan at any time, with or without prior notice, but it may not, without shareholder approval, increase the aggregate number of shares which may be issued under the plan, adopt any amendment which would materially increase the benefits accruing to participants or materially modify eligibility requirements for participation in the plan. The Stock Plan will terminate (except with respect to then outstanding awards) on April 21, 2014, or, if shareholders approve the Stock Plan amendments presented at the 2006 annual meeting, ten years after the date of such approval.

LIMITATION ON AWARDS	No participant may receive any award of a stock option to the extent that the sum of the number of shares subject to the award, and the number of shares subject to prior awards of options under the Stock Plan or other plans during a one-year period ending on the date of grant, exceeds one million shares. The Stock Plan authorizes a maximum of 12 million shares which may be granted for all participants in the form of restricted stock, restricted stock units or performance stock under the Stock Plan, of which 2,780,328 shares remain available for grant as of February 28, 2006. If the amendment is approved, this limit would be increased to 23 million shares, and 13,700,328 shares would be available for future grants, based on the shares issued and awards outstanding at February 28, 2006. However, one million of the shares available to be granted as restricted stock, restricted stock units, or performance stock as of April 18, 2002, may only be used for awards of shares of performance-based restricted stock, performance-based restricted stock units or performance stock or in lieu of cash otherwise awardable under a cash-based compensation program maintained by the Company. Under the proposed amendments, up to 50,000 shares can be issued as achievement award stock. The Stock Plan also authorizes a maximum of 400,000 discounted shares under a stock purchase program which may be purchased by participants designated by the Compensation Committee, of which 316,949 shares remain available as of February 28, 2006.

STOCK OPTIONS	The Compensation Committee may grant awards in the form of incentive stock options and non-qualified stock options to purchase shares of the Company’s common stock. The Committee will determine the number of shares subject to each option, the manner and time of the option’s exercise, the terms and conditions applicable to the award, and the exercise price per share of stock subject to the option. The exercise price must be no less than the fair market value of the Company’s common stock on the date of grant, and the exercise period may not extend more than ten years from the date of grant. Options cannot be transferred for considera-

tion, and outstanding stock options do not have rights to dividends or dividend equivalents. Upon exercise, the option price may be paid by a participant in cash, shares of common stock, or a combination of the two. Any stock option granted in the form of an incentive stock option will satisfy the applicable requirements of Section 422 of the Internal Revenue Code.

RESTRICTED STOCK OR RESTRICTED STOCK UNITS	Grants of shares of restricted stock or restricted stock units will be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including restrictions on transferability and continued employment.

PERFORMANCE STOCK	The Stock Plan allows for the grant of performance stock awards which are contingent upon the attainment of certain performance objectives determined by the Committee. The performance objectives to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Compensation Committee.

STOCK PURCHASE PROGRAM	The Compensation Committee may establish programs enabling participants to purchase shares of common stock at not less than 85% of the fair market value at the time of purchase (or an average stock value over a determined period). The Compensation Committee designates eligible participants, which currently include only full-time salaried employees below the senior manager level. Restrictions such as those imposed with respect to restricted stock may be imposed on shares purchased under this program.

ACHIEVEMENT AWARD STOCK	The Compensation Committee may grant achievement award stock to recognize non-officer employees for specific and unique achievements that exceed normal expectations for the job. Stock granted will not be subject to a vesting period. No more than 50,000 shares of achievement award stock may be awarded under the Stock Plan and no employee may be granted more than 25 shares of such stock (or such other number as the Compensation Committee may determine) in any calendar year.

CHANGE IN CONTROL OR CHANGE IN OWNERSHIP	Subject to shareholder approval of the amended and restated Stock Plan, upon an individual’s termination of employment in connection with and after a change in control, all options, restricted stock, restricted stock units and (subject to the terms of the award agreement) performance stock will become fully vested.

In general, the Stock Plan defines a “change in control” as occurring if: (a) any “person” becomes the beneficial owner of securities representing 25% or more of the voting power of the Company’s outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new directors approved by at least two-thirds of the existing directors, cease to constitute at least a majority of the Board; or (c) the Company’s shareholders approve a merger or consolidation of BNSF with another company, with certain exceptions; or (d) the Company’s shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets. Subject to shareholder approval of the amended and restated Stock Plan, a merger or other business combination with a Class I railroad or holding company of a Class I railroad will constitute a change in control (the Stock Plan currently provides the Board with the authority to determine whether such a transaction constitutes a change in control).

OTHER TERMS OF AWARDS	The Stock Plan provides for the forfeiture of awards of restricted stock, restricted stock units, and options in the event of termination of employment except as described above in regard to a change in control and in the circumstances described below. In the event employment terminates by reason of death, all awards will vest. In the event termination occurs by reason of disability or retirement or in the event of termination by the Company other than for cause, all awards will vest ratably except that the portion of awards subject to performance criteria will remain subject to the performance criteria. In the event of death, disability, retirement or termination by the Company other than for cause, stock options will be exercisable for five years, but not later than the scheduled expiration date.

The Committee may establish such other terms, conditions, restrictions or limitations governing the grant of awards as are not inconsistent with the Stock Plan.

FEDERAL INCOME TAX CONSEQUENCES	An employee who has been granted an incentive stock option will generally not recognize taxable income and the Company will not be entitled to a deduction at the time of the grant. An employee generally will not recognize taxable income and the Company will not be entitled to a tax deduction at the time that the employee exercises an incentive stock option so long as he or she has been an employee of the Company or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise. If the employee makes no disposition of shares acquired pursuant to an incentive stock option within two years from the date of grant of such option, or within one year of the transfer of the shares to such employee, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss. Under these circumstances, the Company will not be entitled to any deduction for Federal income tax purposes. If these holding period requirements are not satisfied, the employee will generally recognize ordinary income at the time of the disposition in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the amount realized upon disposition of the shares, if any, over the option price, and the Company will be entitled to a corresponding deduction in the year in which the employee recognizes income.

An employee will not recognize taxable income at the time of the grant of a non-qualified option. Upon exercise, however, the employee will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction. Upon subsequent disposition of the shares, the employee will recognize short-term or long-term capital gain or loss, with the basis for computing such gain or loss equal to the exercise price plus the amount of ordinary income recognized upon exercise.

An employee who has been granted an award of restricted stock or restricted stock units will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares subject to an award, the holder will recognize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company will be entitled to a corresponding deduction. Dividends paid to the employee during the restriction period will also be compensation income to the employee and deductible in a corresponding amount by the Company.

Any cash payments or the fair market value of any shares received by an employee as achievement award stock or otherwise under the Stock Plan are recognized as taxable income in the year received or made available to the employee without limitations or restrictions. Generally, the Company will be entitled to a corresponding deduction in the same year.

Certain awards under the Stock Plan may be subject to tax rules that apply to nonqualified deferred compensation plans. If an award is subject to those rules, and fails to conform to them, the recipient may have accelerated recognition of taxable income, and may also become liable for interest and tax penalties. Failure to satisfy the new rules will not have an adverse tax effect on the Company. The Company intends that, to the extent that awards are subject to the new deferred compensation rules, the awards will be structured to satisfy those rules.

BOARD RECOMMENDATION	The Compensation Committee and the Board of Directors believe that the Stock Plan has assisted the Company in attracting, motivating, and retaining key employees. We believe that stock awards are an important part of the Company’s incentive compensation of officers, managers, and other salaried employees. These types of stock-based awards further align management’s interests with those of our shareholders because their value appreciates to the extent that the market price of the Company’s stock increases. Therefore, we recommend that shareholders vote to approve the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated.

The members of the Board of Directors unanimously recommend a vote FOR approval of the Burlington Northern Santa Fe 1999 Stock Incentive Plan, as proposed to be amended and restated.

EQUITY COMPENSATION PLAN INFORMATION	Certain additional information about BNSF’s equity compensation plans is set forth in the table below as of December 31, 2005:

Number of shares to
	be issued upon	Weighted average
	exercise of	exercise price of	Number of shares
	outstanding options,	outstanding options,	available for
Plan Category	warrants and rights	warrants and rights	future issuance*

Equity compensation plans approved by shareholders	18,280,737	$32.45	3,741,343
Equity compensation plans not approved by shareholders	—	—	—

Total	18,280,737	$32.45	3,741,343

*	Includes 2,921,760 shares which may be issued as restricted stock, restricted stock units, or performance stock under the Stock Plan.

Certain additional information about BNSF’s equity compensation plans is set forth in the table below as of February 28, 2006:

Number of shares to
	be issued upon	Weighted average	Number of shares
	exercise of	exercise price of	available for
	outstanding options,	outstanding options,	future
Plan Category	warrants and rights(1)	warrants and rights	issuance(2)

Equity compensation plans approved by shareholders	16,404,502	$32.96	3,599,911
Equity compensation plans not approved by shareholders	—	—	—

Total	16,404,502	$32.96	3,599,911

(1)	Weighted average term to expiration for all outstanding options under the Stock Plan is 5.4 years.

(2)	Includes 2,780,328 shares which may be issued as restricted stock, restricted stock units, or performance stock under the Stock Plan.

ITEM 4: APPROVAL OF AMENDED AND RESTATED BNSF RAILWAY COMPANY INCENTIVE COMPENSATION PLAN

PROPOSED AMENDMENTS	You will be asked to approve the amendment and restatement of the BNSF Railway Company Incentive Compensation Plan (ICP or the Plan) to provide for awards granted that will be tax deductible as Performance-Based Compensation under Federal income tax law. If shareholders do not approve this amendment and restatement of the Plan, the Plan will continue as previously in effect without the new provisions intended to provide for Performance-Based Compensation. The full text of the BNSF Railway Company Incentive Compensation Plan, as proposed to be amended and restated, is presented in Appendix III to this proxy statement. The following is a summary of its major provisions and is qualified in its entirety by the full text of the Plan itself.

PURPOSES	The objectives of the ICP are to:

• communicate and focus attention on key BNSF Railway Company business goals;

• identify and reward superior performance; and

• provide a competitive compensation package to attract and retain high quality employees.

The amended ICP will also provide for awards designated as Performance-Based Compensation under Federal income tax law to certain salaried employees of BNSF Railway Company and its subsidiaries.

ADMINISTRATION	The Plan is administered by the ICP Committee, except as noted below with respect to Performance-Based Compensation. The ICP Committee consists of the Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President Law & Government Affairs and Secretary, and the Vice President-Human Resources and Medical. The ICP Committee has discretionary authority to review and approve any changes in eligibility, levels of participation, incentive opportunity, basis for award determination, and performance objectives, subject to the provisions noted below with respect to Performance-Based Compensation and other requirements of the Plan. Review and approval of Plan details will be performed on an annual basis.

ELIGIBILITY FOR PARTICIPATION	All regularly assigned, active salaried employees of BNSF Railway Company and its rail subsidiaries are eligible to participate in the ICP subject to the discretion of the ICP Committee. The extent of participation in the ICP may vary according to the employee’s level of responsibility.

PERFORMANCE OBJECTIVES	Payments of ICP awards are based on performance measured against objectives established by the Compensation and Development Committee of the Board of Directors of BNSF (Compensation Committee). Company-wide performance objectives are established at the beginning of each year for BNSF Railway Company.

If permitted by the ICP Committee, each department may establish departmental goals for awards that are not intended to be Performance- Based Compensation and assign them to some or all departmental employees. An immediate supervisor may also estab-

lish, subject to the approval of the department head and the ICP Committee, personal goals for selected employees.

PERFORMANCE-BASED COMPENSATION	The Compensation Committee may designate an ICP award granted to any participating employee as Performance-Based Compensation. To the extent required by Internal Revenue Code Section 162(m), any such ICP award so designated shall be conditioned on the achievement of one or more performance measures, as selected by the Compensation Committee, and shall not be paid prior to certification of the achievement by the Compensation Committee. For ICP awards intended to be Performance-Based Compensation, (i) the grant of the awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m); (ii) the provisions of the Plan shall not apply to any ICP award to the extent that the application of such provision would cause the award to no longer satisfy the requirements of Code Section 162(m); and (iii) the Compensation Committee shall have the authority and discretion to reduce the amount of any ICP award designated as Performance-Based Compensation at any time prior to payment of the award, with the reduction to be based on such factors and criteria as the Compensation Committee determines to be relevant. No participating employee may receive more than $5 million in ICP awards intended to be Performance-Based Compensation in any calendar year.

PERFORMANCE MEASURES	For awards that are intended to be Performance-Based Compensation, the “performance measures” shall be based on any one or more of the following Company, subsidiary, operating unit or division performance measures: net income, earnings per share, safety, on-time train performance, velocity, return on investment, operating income, operating ratio, cash flow, return on assets, shareholders’ return, revenue, customer satisfaction, and return on equity, or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or assets or net assets.

OTHER PERFORMANCE AWARDS	For awards that are not intended to be Performance-Based Compensation, company performance will be reviewed each quarter when quarterly financial and operating results are available. Senior management and the ICP Committee have the discretion to apply their judgment to their performance evaluation at the company, departmental and individual performance levels. Performance is evaluated in light of opportunities and conditions prevailing during the measurement period.

AWARD PAYMENT	Subject to the requirements for Performance-Based Compensation and Section 409A of the Internal Revenue Code, the ICP Committee will select the payment date at its discretion. The payment date shall be no later than the 15th day of the third month following the close of the year unless unforeseeable events make it impractical to make the payments by such date.

TERMINATION OR AMENDMENT	The ICP remains in effect until terminated or ended by the Board of Directors or the ICP Committee. However, if a change in control occurs during the term of this Plan, this Plan will continue in effect through the end of the year in which such change in control occurs.

In general, the ICP defines a “change in control” as occurring if: (a) any “person” becomes the beneficial owner of securities representing 25 percent or more of the voting power of the Company’s outstanding securities; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new directors approved by at least two-thirds of the existing directors, cease to constitute at least a majority of the Board; or (c) the Company’s shareholders approve a merger or consolidation of BNSF with another company, with certain exceptions; or (d) the Company’s shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

PLAN BENEFITS INFORMATION	As future awards are in the discretion of the ICP Committee or the Compensation Committee and depend on various factors, we cannot determine the awards that will be made in the future under the Plan. Contingent on shareholder approval of the amended and restated ICP, the Compensation Committee agreed that the named executive officers would be eligible for a payment of no more than the limit described above based upon achievement of the 2006 ICP Performance-Based Compensation goal, which is the attainment targeted level of cash flow (from operations), and taking into consideration other factors the Compensation Committee deems relevant including those described in the Compensation and Development Committee Report on 2005 Executive Compensation in this proxy statement. Because of the Compensation Committee’s discretion, the approval of the amended and restated ICP is not expected to significantly change the amount of ICP awards paid to the named executive officers from past awards.

TAX CONSIDERATIONS	Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit on the compensation deductible by the Company that is paid to the chief executive officer and the other four highest-paid employees. The limit, however, does not apply to performance-based compensation that satisfies the requirements imposed by Section 162(m) of the Internal Revenue Code. The Committee and the Board believe that an ICP award designated as Performance-Based Compensation under the Plan will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1 million limit on deductibility.

Certain awards under the Plan may be subject to tax rules that apply to nonqualified deferred compensation plans. If an award is subject to those rules and fails to conform to them, the recipient may have accelerated recognition of taxable income and may also become liable for interest and tax penalties. Failure to satisfy the new rules will not have an adverse tax effect on the Company. The Company intends that, to the extent that awards are subject to the new deferred compensation rules, the awards will be structured to satisfy those rules.

BOARD RECOMMENDATION	The Compensation Committee and the Board of Directors believe that the Plan has assisted the Company in attracting, motivating, and retaining key employees. The amendment and restatement of the Plan to provide for incentive compensation to executive officers which will qualify as Performance-Based Compensation under Section 162(m) of the Internal Revenue Code will permit the Company to continue to provide incentive compensation to these valuable employees which is tax-deductible to the Company. Therefore, we recommend that shareholders vote to approve the amended and restated BNSF Railway Company Incentive Compensation Plan.

The members of the Board of Directors unanimously recommends a vote FOR approval of the amended and restated BNSF Railway Company Incentive Compensation Plan.

ITEM 5: SHAREHOLDER PROPOSAL REGARDING MAJORITY VOTING

SHAREHOLDER PROPOSAL	Massachusetts Laborers’ Pension Fund, 14 New England Executive Park, Suite 200, Burlington, MA 01803-0900, a holder of approximately 3,455 shares of the Company’s common stock, has given notice of intent to introduce the following proposal and has furnished the following statement in support of the proposal.

Proposal

Director Election Majority Vote Standard Proposal

RESOLVED: That the shareholders of Burlington Northern Santa Fe (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Proponent’s Supporting Statement

Our Company is incorporated in Delaware. Delaware law provides that a company’s certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in a corporation’s certificate or bylaws, directors “shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company’s director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company’s current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority of support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh and McClennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that failed to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate, for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholders support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who failed to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support for this important director election reform.

THE COMPANY’S RESPONSE	Your directors recommend a vote AGAINST this proposal

The Company maintains good governance practices and is responsive to shareholder concerns. In fact, to provide shareholders with more input into director elections, the Board recently adopted a new Corporate Governance Guideline. It states that any Director nominee in an uncontested election who receives a greater number of “withheld” votes than votes “for” his or her election shall be required to submit his or her resignation to the Board of Directors. The Board will have 90 days to act on the director’s offer to resign. After deciding whether to accept, reject or take some other action with respect to the director’s resignation, the Board will publicly disclose its decision and its underlying reasoning. The Board adopted this director resignation procedure as part of an ongoing effort to proactively update its corporate governance policies and respond to shareholder concerns. For this and the following reasons, we believe that it would not be in the best interests of our shareholders to adopt the majority vote proposal at this time.

• The Board’s modified voting process provides shareholders with increased input in director elections.

The voting process that the Board has adopted provides shareholders with increased input in uncontested director elections. Shareholders who do not want to vote in favor of a director can withhold their vote. If the “withheld” votes for a director exceed the “for” votes, then the director must tender his or her resignation. Although the Board will consider accepting or rejecting the director’s resignation, it must announce publicly the decision and the reasons supporting its decision. This process not only provides the shareholders with additional influence in elections, it also increases the Board’s accountability to our shareholders.

• This proposal is not necessary for the achievement of sound corporate governance at BNSF.

No director elected since the 1995 combination of BNI and SFP has received more “withhold” votes than “for” votes. In fact, no director elected in the past five years has received less than 63% of the votes cast. Consequently, the proponent’s majority voting proposal would not have had any effect on BNSF director elections during that period of time. The proponent attempts to support its proposal based upon furthering independence at the Company. However, under the current plurality system shareholders have elected responsible, objective directors who are independent and consistently protect the best interests of the shareholders. These directors led the Company to all-time record annual revenues and earnings per share in 2005. All the Company’s Board members other than one director— BNSF’s Chairman, President and Chief Executive Officer— are independent as defined by the Company’s Corporate Governance Guidelines and the NYSE governance standards. We believe that implementation of the director resignation procedure allows shareholders input into director elections and increases Board accountability.

• Given the current state of applicable corporate law and practice, majority voting for directors may have unintended negative consequences.

There are significant legal issues associated with a majority vote requirement, particularly with respect to elections in which few or no candidates receive a majority vote and with regard to incumbent directors who under Delaware law and the Company’s By-Laws would continue in office until their successors are elected and qualified or until the incumbent director’s earlier retirement or removal. In its proposal, the proponent did not recommend how to deal with a failed election; instead, the proponent left this determination to the Board. The Company’s director resignation procedure addresses this “holdover” possibility by requiring that the Board make a decision with respect to the director’s resignation within 90 days and publicly disclose this decision.

• In light of the continuing debate surrounding the election of directors, the proponent’s proposal is premature.

These issues are currently being analyzed by an American Bar Association committee and by a Delaware State Bar Committee. In the meantime, the director resignation process that the Board has adopted will address concerns that have been raised by the proponent. The Board believes that it is unwise to adopt majority voting at this time. The Board will follow and evaluate the discussion surrounding the election of directors and will implement or propose to the Company’s shareholders any appropriate changes to the election process that would be in the shareholders’ best interests. For these reasons, we urge you to vote against this proposal.

The members of the Board of Directors unanimously recommend that shareholders vote AGAINST this proposal.

ITEM 6: SHAREHOLDER PROPOSAL REGARDING SEPARATION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

SHAREHOLDER PROPOSAL	Emil Rossi, P.O. Box 249, Boonville, CA 95415, a holder of 975 shares of the Company’s common stock, has given notice that he intends to introduce the following proposal and has furnished the following statement in support of the proposal.

Proposal
6 - Independent Board Chairman

RESOLVED: Stockholders request that our Board of Directors change our governing documents to require that the Chairman of our Board serve in that capacity only and have no management duties, titles, or responsibilities. This proposal gives our company an opportunity to cure our Chairman’s loss of independence should it occur after this proposal is adopted.

Proponent’s Supporting Statement

When a person acts both as a company’s Chairman and its CEO, a vital separation of power is eliminated – and we as the owners of our company are deprived of both a crucial protection against conflicts of interest and also of a clear and direct channel of communication to our company through our Chairman.

54% Yes-Vote
Twenty (20) shareholder proposals on this topic achieved an impressive 54% average yes-vote in 2005. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.

Progress Begins with One Step
It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

• We had no Independent Chairman or Lead Director – Independent oversight concern.

• Cumulative voting was not allowed.

• Vilma Martinez was designated a problem director by The Corporate Library (TCL), an independent investment research firm in Portland, Maine. Ms. Martinez chaired the director nomination committee at Anheuser-Busch, which received a Board Composition grade of “F” by TCL.

• 5 of our outside directors reported non-director relationships with our company that investors may wish to examine more closely to determine their actual degree of independence.

• Our full Board met only 6-times in a full year.

• Our key Audit Committee met only 6-times in a full year.

• The chairman of our Audit Committee had 25-years director tenure – Independence concern.

With the above room for improvement it is important to take one-step forward and make our Board more accountable by adopting an independent board chairman requirement.

Moreover

It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. And these dual roles helped those individuals to achieve virtually total control.

When a Chairman runs a company as Chairman and CEO, the information given to directors may or may not be accurate. If a CEO wants to cover up improprieties and directors disagree, with whom do they lodge complaints? The Chairman?

Independent Board Chairman
Yes on 6

THE COMPANY’S RESPONSE	Your directors recommend a vote AGAINST this proposal

It would not be in the best interests of our shareholders to require that the positions of Chairman of the Board and the Chief Executive Officer of the Company always be separate. The Company has benefited from having the flexibility to either combine or separate these roles when appropriate in the Board’s judgment. In addition, the Board has adopted governance safeguards to protect shareholders from the concerns that the proponent has used as justification for his proposal.

• The Board should have the flexibility to combine or separate the positions when required.

The shareholders are best served by allowing the Board to decide whether to combine or separate the positions of Chairman and Chief Executive Officer depending upon the needs of the Company at any point in time. The Board needs to be able to use its business judgment to determine which individual has the skill, commitment, and necessary understanding of the Company and the railroad industry to best perform in the chairman role. The Company has benefited from having this flexibility in the past. While the current Chairman is also the Chief Executive Officer and President, for a period after the merger in 1995 that created our Company, and again from December 2000 to March 2002, the Chairman and the Chief Executive Officer positions were held by different individuals. Depriving the Board of this flexibility, especially when the Board has exercised its judgment responsibly in the past, is not in the best interests of the Company or its shareholders.

• BNSF’s Board is structured to promote independence and effective corporate governance.

Contrary to the proponent’s suggestion that a combined Chairman and CEO position denies shareholders protection against conflicts of interest and an open means to communicate through the Chairman, BNSF has a well-developed governance structure that demonstrates the Board’s commitment to fostering independence, avoiding conflicts of interest, and providing for strong and independent oversight of the Company’s business. Our Chairman, President and Chief Executive Officer is the only management member of our Board of Directors and all ten other directors are independent under NYSE corporate governance standards. These independent, non-management directors meet at least three times a year in an executive session led by the chairman of the audit, compensation, or governance committee (depending on the subject matter of the meeting). The directors also have complete access to other members of management to obtain additional insights or verify information and may also hire their own independent advisors. Shareholders and employees can communicate with the Board directly or through a Hotline maintained by a third party for anonymous reporting of accounting or other complaints (as spelled out elsewhere in this proxy statement).

The Company has benefited from having a Chairman who also serves in the Chief Executive Officer role and can leverage the knowledge gained from serving in both roles. Especially now, during a period of unprecedented growth and record revenues and profits, the Company’s shareholders are best served by not restricting the Board from designating as its Chairman the person serving as Chief Executive Officer to coordinate the efforts of management and the Board.

The members of the Board of Directors unanimously recommend that shareholders vote AGAINST this proposal

STOCK OWNERSHIP IN THE COMPANY

CERTAIN BENEFICIAL OWNERS	To the best of the Company’s knowledge, the following are the only persons who own beneficially 5% or more of its common stock outstanding (based on Schedule 13G reports filed with the SEC for shares beneficially owned as of December 31, 2005).

Shares Held
and Nature of
Beneficial
Name and Address of Beneficial Owner	Ownership	Percentage

FMR Corp.	21,401,500(1)	5.731%(1)
Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109
Barclays Global Investors, NA	18,834,718(2)	5.04%(2)
45 Fremont Street San Francisco, CA 94105

(1) A report on Schedule 13G, dated February 14, 2006, by FMR Corp. and Edward C. Johnson, 3d, FMR Corp.’s Chairman, discloses that they have sole power to vote or direct the vote of 2,267,500 shares, and have the sole power to dispose or to direct the disposition of 21,401,500 shares. The shares are beneficially owned through Fidelity Management and Research Company (19,425,060 shares, or 5.202%), Fidelity Management Trust Company and Strategic Advisors, Inc., wholly owned subsidiaries of FMR Corp., and Fidelity International Limited, a partnership controlled by the Johnson family.

(2) Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, and Barclays Capital Securities Limited together, claim sole power to vote or direct the vote for 15,964,029 shares, and sole power to dispose or to direct the disposition of 18,834,718 shares.

Transactions with the Company. Transactions since December 31, 2005, between the Company and its subsidiaries and holders of 5% or more of its stock are described below.

Barclays Bank PLC has agreed to provide up to $108 million in revolving credit loans to the Company under a five-year Revolving Credit Agreement dated as of June 15, 2005. No loans were outstanding in 2005, and no loans are currently outstanding under this commitment. In December 2005, Barclays Capital Inc. served as a co-manager and underwriter on the Company’s offering of 6.613% Fixed Rate/ Floating Rate Trust Preferred Securities. Also in 2005, Barclays Capital Inc. acted as joint bookrunner on a public debt transaction for BNSF Railway Company and as placement agent on a private debt transaction for BNSF Railway Company. In total, Barclays earned approximately $1,372,000 related to the commitment and the debt offerings.

BNSF Railway Company and Barclays Bank PLC have entered into fuel hedge agreements utilizing West Texas Intermediate crude oil (WTI), NYMEX #2 heating oil (HO), and the refining spread (HO-WTI). In 2005, 3.9 million barrels of WTI hedges, 36.8 million gallons of HO hedges, and 18.9 million gallons of HO-WTI hedges settled for a total value of approximately $140 million favorable to BNSF. Additionally, during 2005 150,000 barrels of 2006 WTI hedges were converted to 2006 HO hedges and 9.5 million gallons of 2006 HO-WTI hedges were added. As of January 31, 2006, 1.1 million barrels of WTI hedges, expiring in 2006, 66 million gallons of HO hedges expiring in 2006 and 2007, and 22 million gallons of HO-WTI hedges expiring in 2006 were outstanding. The aggregate fair value of all outstanding hedges (as calculated by Barclays Bank PLC) was approximately $141 million, favorable to BNSF, at January 31, 2006.

OWNERSHIP OF MANAGEMENT	The following table shows, as of February 28, 2006, the number of shares of Company common stock beneficially owned by directors, the executive officers named in the Summary Compensation Table, and all directors and executive officers of the Company as a group, with sole voting and investment power unless otherwise indicated. No individual director or executive officer owned more than 1.0% of the outstanding common stock as of that date. Directors and executive officers as a group owned approximately 1.1% of outstanding shares.

Name of Beneficial Owner	Position	Ownership

Alan L. Boeckmann (1)	Director	18,325
Donald G. Cook (1)	Director	1,484
Vilma S. Martinez (1)(2)	Director	28,074
Marc F. Racicot (1)	Director	6,300
Roy S. Roberts (1)	Director	22,941
Matthew K. Rose (3)	Chairman, President and Chief Executive Officer, Director	1,713,627
Marc J. Shapiro (1)	Director	34,351
J.C. Watts, Jr. (1)	Director	13,736
Robert H. West (1)	Director	19,921
J. Steven Whisler (1)(4)	Director	39,681
Edward E. Whitacre, Jr. (1)	Director	15,964
Carl R. Ice (3)	Executive Vice President and Chief Operations Officer	392,589
John P. Lanigan, Jr. (3)	Executive Vice President and Chief Marketing Officer	152,005
Thomas N. Hund (3)	Executive Vice President and Chief Financial Officer	700,379
Jeffrey R. Moreland (3)	Executive Vice President Law & Government Affairs and Secretary	668,854
Directors and Executive Officers as a Group (16 persons) (1)(2)(3)		3,893,433

(1)	The amounts reported include shares of restricted stock and restricted stock units issued under the Non-Employee Directors’ Stock Plan as follows: 6,997 for each of Directors Boeckmann, Martinez, Roberts, Shapiro, Watts, West, Whisler and Whitacre; 1,484 for Director Cook; 6,300 for Director Racicot; and 63,760 for all directors as a group.

The amounts reported include shares which may be acquired through presently exercisable stock options and stock options which will become exercisable within 60 days of February 28, 2006, under the Non-Employee Directors’ Stock Plan (or a predecessor plan) as follows: 10,750 for Director Boeckmann; 18,000 for Director Martinez; 9,000 for Director Roberts; 21,000 for Director Shapiro; 6,739 for Director Watts; 9,000 for Director West; 18,000 for Director Whisler; and 92,489 for all directors as a group.

In addition to the shares reported, certain directors held phantom stock units payable in cash under the Deferred Compensation Plan for Directors as of February 28, 2006, as follows: 2,906 for Director Roberts; 11,297 for Director Whisler; and 14,203 for all directors as a group.

(2)	Includes 473 shares that Director Martinez holds through a retirement plan.

(3)	The amounts reported include shares of restricted stock (and restricted stock units) held by executive officers as follows: 443,079 for Mr. Rose; 66,975 for Mr. Ice; 116,572 for Mr. Lanigan; 96,223 for Mr. Hund; 144,235 for Mr. Moreland; and 876,184 for all executive officers as a group, and also include restricted stock units payable in stock held by executive officers pursuant to the Burlington Northern Santa Fe Senior Management Stock Deferral Plan as follows: 114,213 for Mr. Rose; 14,147 for Mr. Hund; 112,421 for Mr. Moreland; and 245,948 for all executive officers as a group.

The amounts reported include shares which may be acquired through presently exercisable stock options and stock options which will become exercisable within 60 days of February 28, 2006, as follows: 1,255,336 for Mr. Rose; 245,167 for Mr. Ice; 35,433 for Mr. Lanigan; 459,820 for Mr. Hund; 419,569 for Mr. Moreland; and 2,457,458 for all executive officers as a group.

The amounts reported include share equivalents credited under the Investment and Retirement Plan, a 401(k) plan, as of February 28, 2006, as follows: 1,424 for Mr. Rose; and 4,576 for all executive officers as a group.

(4)	Includes 2,514 shares in which Director Whisler shares voting and investment power as co-trustee and co-beneficiary of a family revocable trust.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT
ON 2005 EXECUTIVE COMPENSATION

The following report on 2005 executive compensation is presented by the Compensation and Development Committee of the Board. The purpose of the Committee is to provide assistance to the Board in discharging its responsibilities relating to compensation and development of the Company’s Chief Executive Officer and other executive officers. In addition, the Committee reviews, adopts, terminates, amends or recommends to the Board the adoption, termination or amendment of equity-based plans, incentive compensation plans and employee benefit plans, as further described in the Committee Charter. Each member of the Committee has been determined by the Board to be independent consistent with the Company’s Corporate Governance Guidelines and NYSE listing standards. Each member also meets the definition of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and the definition of a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.

BNSF VISION	The Company’s vision is to realize its tremendous potential by providing transportation services that consistently meet our customers’ expectations. The Company’s executive officer compensation programs help the Company realize its vision and support its business strategies.

PHILOSOPHY AND OBJECTIVES	The Committee believes that having talented, motivated and high-performing employees is vital to the Company’s success. To achieve this result, the Committee has adopted several key principles and objectives to serve as the foundation for the Company’s compensation programs:

• encouraging strong operating and financial performance that will maximize the long-term value of the Company’s operations;

• creating a shared sense of direction, ownership, and commitment among employees that will reward them for long-term growth in the value of the Company’s stock and align employees’ interests with those of the shareholders;

• focusing executive officers on the market performance of the Company’s stock by encouraging equity holdings, thus enabling executive officers to realize gains if the Company attains its performance objectives;

• attracting and retaining executive officers by providing competitive opportunities; and

• emphasizing performance-based compensation—“pay at risk”—through both cash and equity-based incentives that, in turn, provide greater rewards for stronger performance of the individual and the business, and achievement of long-term strategic objectives.

The Committee has identified the market for assessing compensation as companies from general industry with revenue comparable to the Company. These comparison companies include some of the companies in the peer group index reflected in the Performance Graph following this report, which index consists of 20 railroad, airline, trucking and marine transport companies. However, the Committee believes that the Company’s most direct competitors for executive officer talent are not limited to companies used as a peer group to compare shareholder returns.

The Committee has determined that annual cash compensation for executive officers, including base salary and annual incentive programs, should be targeted at or near the 50th percentile of the comparison group. Total compensation, including base salary and annual and long-term incentives, are targeted at the 60th percentile of the comparison group if the Company’s goals are met. Cash compensation and total compensation may be greater or less than the respective target percentiles of the comparison group depending upon the level of achievement of the Company’s targeted performance goals. Employee benefits are based on competitive market levels.

The Committee hired an executive compensation firm to assist it in assessing and determining appropriate recommended compensation for the Company’s executive officers based on pay and other compensation trends at comparison group companies. The Committee has sole authority to approve the firm’s fees and other retention terms in connection with these services. To promote consistency and efficiency, the same firm provides executive compensation information and advice to the Company’s management. The firm also provides services to the Company’s management related to benefits and non-executive compensation.

PLANS AND PROGRAMS	To accomplish the objectives adopted by the Committee, the Company has cash and long-term incentive compensation plans and programs and stock ownership goals, as described below.

Cash Compensation Plan and Programs

Base Salaries. On an annual basis, all executive officers’ salaries are reviewed and adjusted as appropriate. The Company considers various factors in determining individual executive officer salaries, including job responsibilities, accountability, performance, and comparison group compensation.

Incentive Compensation Plan. Executive officers are eligible for annual performance-based awards under the Company’s Incentive Compensation Plan (ICP), as are all salaried employees other than those covered by certain sales commission programs.

For 2005, the Company’s goals for all participants, including executive officers, were weighted 55% upon achievement of targeted levels of earnings per share, and 15% each upon achievement of targeted levels of revenue, on-time performance, and safety (lost and restricted work time and personal injuries as measured by Federal Railroad Administration standards), respectively.

As described elsewhere in this proxy statement, at the 2006 annual meeting shareholders will consider amending the ICP to qualify performance-based compensation under Section 162(m) of the Internal Revenue Code. Contingent on that approval, the 2006 ICP goal for the CEO and executive vice presidents will be weighted 100% upon achievement of the targeted level of cash flow (from operations). The Committee has the authority to reduce the amount of these awards for the CEO and executive vice presidents based on those factors the Committee determines to be relevant including those described in the following sentence. For all other participants, including all other executive officers, the Company’s annual goals will be weighted 55%, 30% and 15% upon achievement of targeted levels of earnings per share, velocity and safety, respectively. Performance against these annual goals, which are consistent with the Company’s long-term objectives and aligned with shareholder returns, will be among the factors that the Committee will consider in determining any reductions to the awards for the CEO and the executive vice presidents. Because of the Compensation Committee’s discretion, approval by shareholders of the amended and restated ICP is not expected to significantly change the amount of ICP awards paid to the CEO and executive vice presidents from past awards.

Long-Term Incentive Compensation Plan and Programs

To encourage ownership in the Company and to align executive officers’ interests with those of shareholders, the Company provides equity grants under the Company’s 1999 Stock Incentive Plan (Stock Plan). The Stock Plan supports the Company’s compensation philosophy and objectives and encourages executive officer focus on the types and levels of performance that lead to increased stock prices and overall returns to shareholders.

The specific programs used under the Stock Plan were all designed to enable and support executive officer stock ownership. In addition, the Company has stock ownership goals to align executive officers’ interests with those of the shareholders.

Stock Option, Restricted Stock Unit and Performance Stock Awards. Under the Stock Plan, the Company makes periodic awards of stock options, time-and performance-based restricted stock units, and performance stock to executive officers and other employees. Grants of restricted stock units and performance stock generally provide for vesting in three years after grant, with grants of performance-based restricted stock units and performance stock also contingent on achievement of Company performance goals. Executives holding restricted stock units or who are awarded performance stock do not have any rights of a shareholder but executives holding restricted stock units have the right to receive a cash payment equivalent to dividends at such times and in such amounts as dividends are paid on the Company’s common stock. Prior to 2005, the Company also made periodic grants of time- and performance-based restricted stock. Dividends are paid on restricted stock, and the shares may be voted. Stock options cannot be issued with an exercise price below the market value of the Company common stock on the date of grant, thus ensuring that recipients will benefit only when the price of the Company’s stock appreciates. Stock options generally vest pro rata over three years. Stock options for executives granted prior to February 28, 2005, generally have included a reload feature designed to further the Company’s stock ownership objectives by allowing executives to exercise their options using previously acquired shares of the Company’s common stock and obtain a grant of options in the amount of the shares used for the exercise. Reload grants vest in six months but expire under the terms of the original option grant. No stock options granted on or after February 28, 2005, include a reload feature.

In 2005, executive officers received awards of stock options, time- and performance-based restricted stock units, and performance stock. The Committee currently divides the value of long-term incentive grants into approximately one-half stock options and one-half a combination of time- and performance-based restricted stock units. For performance-based restricted stock unit awards, the actual number of shares that may vest under each award ranges from zero to 100% of the target levels established for each executive officer based upon the Company’s return on invested capital as described in the “Performance-Based Restricted Stock Units and Performance Stock” section of this proxy statement. In the event that performance exceeds the high level of achievement required for awards to vest at the targeted level, additional performance stock will vest contingent upon and in recognition of that extraordinary achievement. Factors employed to determine long-term incentive awards include the specific responsibilities of the executive, individual contributions, market factors, and stock price.

Incentive Bonus Stock Program. To encourage individual stock ownership, executive officers had the opportunity to exchange up to a maximum of their respective 2005 target ICP award potential, for 135% of the value in restricted stock. The grant was made on the date the 2005 ICP award would otherwise have been paid, and these shares vest three years after grant contingent upon continued employment. In September 2005, the program was amended so that no elections are allowed for future years.

Salary Exchange Option Program. To reinforce the link between stock price performance and executive compensation, executive officers had the opportunity to exchange up to 25% of their base salary each year for a grant of non-qualified stock options with an exercise price equal to the fair market value of the Company’s common stock on the date of grant and with a term of up to ten years from the date of grant. Participants received 450 non-qualified stock options for each $1,000 of base salary exchanged and could elect salary exchanges for up to three consecutive years at one time, with the grant date being the first day of the year (or of the multiple-year period) for which salary was to be exchanged. Options vest on the anniversary of the date of grant following the year for which the base salary was exchanged. Stock options granted to executives under this program generally have included a reload feature. After February 28, 2005, employees will no longer be able to make new elections to exchange base salary, with the result that stock options will no longer be granted under this program (other than for reloads related to prior Salary Exchange Option Program grants).

Stock Ownership Goals

A commitment to significant stock ownership on the part of the Company’s management is an important element in aligning executive officer interests with those of shareholders. The Committee established 2005 stock ownership guidelines as follows:

2005 Stock
Ownership Goals
(as a Multiple of
Executive Officer Level	Salary)

Chairman, President and Chief Executive Officer	5 × Base Salary
Executive Vice Presidents	3 × Base Salary
Vice Presidents	2 × Base Salary

Each officer covered by the goals must accumulate the required ownership levels. In addition to shares held privately, shares which count towards ownership goals include those held in the Company’s defined contribution plans, as well as restricted stock and restricted stock units. The Committee monitors total stock holdings on an annual basis. All officers currently meet their respective ownership goals.

RESULTS	In 2005, the Company achieved strong financial performance compared to its goals and improved shareholder returns. The cumulative total shareholder returns for the Company increased by 51.9% from year-end 2004 to year- end 2005. The following are the comparisons of the increases in cumulative total returns for BNSF and the indices included in the Performance Graph for the same period:

• BNSF — 51.9%;

• S&P 500 — 4.9%; and

• Dow Jones U.S. Transportation Average — 11.7%.

Consistent with the Company’s strong financial performance compared to its goals and the 2005 increase in shareholder returns, the Company’s ICP awards exceeded target. ICP awards for 2005 reflect earnings per share and revenue that were significantly above the targeted levels, on-time performance that was at the threshold level (i.e., the level for the minimum ICP award), and safety performance that was better than the targeted level. As a result, the incentive awards for all executive officers reflected payments of 184% of the individual’s target ICP award potential. Due to the Company’s performance-based compensation philosophy, certain individuals (not including named executive officers) had their awards increased or decreased by up to 10% of their target ICP award potential, depending upon whether their 2005 performance exceeded or far exceeded the objectives and competencies for their positions or did not meet those objectives and competencies.

CEO COMPENSATION	The factors upon which Mr. Rose’s 2005 compensation was based are the same as described for all executive officers pursuant to the executive compensation philosophy and objectives described earlier in this report. Mr. Rose is eligible to participate in the same compensation plans and programs available to other executive officers of the Company.

Mr. Rose’s base salary remained at its 2004 level of $980,000 until February 16, 2005, when it was increased to $1,100,000 based on competitive market data and Mr. Rose’s 2004 performance. The Board has approved the continuation of this salary level in 2006, with no increase.

On May 2, 2005, the Committee granted Mr. Rose 39,000 shares of performance-based restricted stock units, 39,000 shares of time-based restricted stock units, and 217,800 stock options. Vesting of the performance-based restricted stock units is contingent on the achievement of targeted levels of return on invested capital (ROIC). In addition, the Committee awarded Mr. Rose the potential to earn up to 39,000 shares of performance stock, contingent on achievement in excess of the targeted levels of ROIC. The size of these grants was based on competitive market data and Mr. Rose’s performance.

Mr. Rose’s target ICP award potential was $1,347,700, which is virtually unchanged since 2002. As noted above, the computation for the percentage of goal achievement for Mr. Rose resulted in an award of 184% of his target ICP award potential. The actual incentive earned by Mr. Rose was $2,479,768. The Board has approved the continuation of Mr. Rose’s target ICP award potential level in 2006, with no increase.

Beginning in 2005, Mr. Rose is permitted to use aircraft owned or leased by the Company for his personal travel, and that of his family members flying with him. While the Committee believes that this is in the best interests of the Company because it permits him to minimize and more efficiently utilize his travel time and to protect the confidentiality of his travel and the Company’s business, the incremental cost to the Company is treated as compensation to Mr. Rose. No payments are made on behalf of Mr. Rose to cover the resulting out-of-pocket tax costs to him. Mr. Rose did not use Company aircraft for personal travel during 2005. In addition, when Mr. Rose or other executive officers travel on Company aircraft for business purposes, their family members may also travel to or from the same destination if there is also a business purpose for the family members’ travel. Any incremental costs of such travel by family members is treated as compensation to the executive officers, and payments are made on behalf of the executive officers to cover any tax on income attributed to the executive officers for the value of the travel.

POLICY ON DEDUCTIBILITY OF COMPENSATION	Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals.

The Committee has considered these requirements and the regulations. While the tax impact of any compensation arrangement is one factor to be considered, this impact is evaluated by the Committee in light of the Company’s overall compensation philosophy and objectives. The Company has established the Stock Plan which permits the grant of certain stock awards that meet the requirements of Section 162(m) of the Code and, hence, would allow the Company to take federal income tax deductions for compensation expense. In addition, the Company has submitted for shareholder approval amendments to the Incentive Compensation Plan which will permit ICP awards to meet the requirements of Section 162(m). However, the Committee believes there are circumstances in which the Company’s and shareholders’ interests may be best served by providing compensation that is not fully deductible and that its ability to exercise discretion outweighs the advantages of qualifying compensation under Section 162(m).

Compensation and Development Committee: Roy S. Roberts, Chairman Donald G. Cook J.C. Watts, Jr. Robert H. West J. Steven Whisler

PERFORMANCE GRAPH

      The following graph depicts a five-year comparison of cumulative total shareholder returns for the Company, the Standard & Poor’s 500 Stock Index (S&P 500), and the Dow Jones U.S. Transportation Average Index (Dow Jones). The Dow Jones index consists of 20 railroad, airline, trucking, and marine transport companies. The Company is included within the S&P 500 and Dow Jones indices. The graph assumes the investment of $100 on December 31, 2000, in the Company’s common stock and the S&P 500 and Dow Jones indices, and the reinvestment of all dividends.

Date	BNSF	S&P 500	Dow Jones

12/31/00	$100	$100	$100
12/31/01	$102	$88	$91
12/31/02	$95	$69	$80
12/31/03	$120	$88	$106
12/31/04	$179	$98	$135
12/31/05	$272	$103	$151

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE	The following table summarizes the compensation earned by our Chief Executive Officer and each of the other four most highly compensated executive officers in 2005, and for the years indicated below.

					LONG-TERM
		ANNUAL COMPENSATION			COMPENSATION AWARDS

						Securities
						Underlying
				Other Annual	Restricted	Options	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation(3)	Stock(2)	(Shares)	Compensation(4)

Matthew K. Rose	2005	$1,085,000	$2,479,768	$16,443	$1,919,190	253,983	$170,869
Chairman, President and	2004	$980,000	$238,552	—	$9,166,365	326,441	$231,345
Chief Executive Officer	2003	$924,250	$343,648	—	$1,839,547	300,000	$75,129
Carl R. Ice	2005	$497,500	$807,760	$5,350	$383,838	126,903	$62,612
Executive Vice President and	2004	$480,000	$1,251,150	—	$1,285,896	112,812	$82,959
Chief Operations Officer	2003	$406,125	$201,306	—	$589,346	87,900	$30,103
John P. Lanigan, Jr.	2005	$496,875	$389,160	$2,810	$894,419	41,600	$47,600
Executive Vice President and	2004	$475,000	$5,000	—	$2,523,920	56,400	$23,800
Chief Marketing Officer	2003	$387,879	$161,198	—	$1,188,611	49,900	$10,880
Thomas N. Hund	2005	$388,562	$732,320	$2,264	$339,549	211,221	$53,841
Executive Vice President and	2004	$411,000	$70,784	—	$2,207,126	132,177	$74,148
Chief Financial Officer	2003	$391,250	$19,135	—	$696,401	191,203	$26,785
Jeffrey R. Moreland	2005	$394,500	$656,880	$4,289	$250,971	133,793	$50,450
Executive Vice President Law &	2004	$389,000	$1,017,450	—	$1,069,482	84,435	$67,462
Government Affairs and Secretary	2003	$284,458	$272,978	—	$260,447	79,018	$96,121

(1)	For 2005, salaries have been reduced for Messrs. Ice, Hund and Moreland by $20,000, $82,000 and $58,000, respectively, based upon their elections under the Salary Exchange Option Program described in the Compensation and Development Committee Report on 2005 Executive Compensation in this proxy statement. For 2004, salaries were reduced for Messrs. Ice, Hund and Moreland by $20,000, $39,000 and $46,000, respectively, based upon their elections under this program. For 2003, salaries were reduced for Messrs. Ice, Hund and Moreland by $20,000, $20,000 and $43,000, respectively, based upon their elections under this program. In addition, Mr. Moreland’s 2003 salary was reduced by $74,942, based upon his elections under the Company’s Estate Enhancement Program, which was terminated effective September 1, 2003.

(2)	The bonus awards for the named individuals were paid pursuant to the annual Incentive Compensation Plan described in the Compensation and Development Committee Report on 2005 Executive Compensation in this proxy statement. For 2005, bonus has been reduced for Mr. Lanigan who elected to exchange $389,160 of his annual incentive for time-based restricted stock under the Incentive Bonus Stock Program. For 2004, bonuses were reduced for Messrs. Rose, Lanigan and Hund, who elected to exchange $3,602,393, $1,200,550 and $1,063,516, respectively, of their annual incentives for time-based restricted stock under the Incentive Bonus Stock Program. For 2003, bonuses were reduced for Messrs. Rose, Ice, Lanigan and Hund by $667,082, $178,517, $161,199 and $290,885, respectively, based upon their elections under the Incentive Bonus Stock Program for time-based restricted stock or, through the Senior Management Stock Deferral Plan, time-based restricted stock units. Bonus exchanged for restricted stock or restricted stock units under these programs is excluded from amounts shown in the Bonus column and the restricted stock or restricted stock units obtained thereby is included in the Restricted Stock column along with other grants made during the respective years.

A portion of the restricted stock granted in 2004 is performance-based shares which vest at the end of three years, subject to achievement of return on invested capital goals. Dividends are paid on restricted stock and dividend-equivalents are paid on restricted stock units. No stock or units vest in less than three years.

Restricted shares (including restricted stock and/or unvested time-based restricted stock units) and their corresponding market value owned by the individuals named above on December 30, 2005, based upon a per share value of $70.75, are shown below.

	SHARES OF
	RESTRICTED	MARKET
NAMED EXECUTIVE	STOCK	VALUE

Matthew K. Rose	372,724	$26,370,223
Carl R. Ice	66,975	$4,738,481
John P. Lanigan, Jr.	110,111	$7,790,353
Thomas N. Hund	101,004	$7,146,033
Jeffrey R. Moreland	40,095	$2,836,721

(3)	This represents amounts reimbursed during 2005 for the payment of taxes in connection with use of the Company’s corporate aircraft by family members for business purposes.

(4)	This reflects matching contributions to the Burlington Northern Santa Fe Investment and Retirement Plan and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan. In addition, in connection with Mr. Moreland’s participation in the Company’s Estate Enhancement Program, $74,942 is reflected for 2003.

Stock Option Grants in 2005	The following table provides information as to grants of stock options during 2005 to the individuals named in the Summary Compensation Table. All initial option grants become exercisable in three equal annual installments commencing one year from the date of grant. Option grants to these individuals prior to February 28, 2005, have a reload feature under which optionees who use outstanding shares to pay the exercise price receive an option for the number of shares so used, with an exercise price on the new option equal to the fair market value on the date of exercise, becoming exercisable six months from date of grant, and expiring on the same date as the initial option. No more than two reload grants may be made in connection with any initial grant, and the reload feature is not available with respect to any grant of options pursuant to a reload. For any option grants on or after February 28, 2005, there is no longer a reload feature.

	INDIVIDUAL GRANTS

	NUMBER OF	% OF TOTAL
	SECURITIES	OPTIONS
	UNDERLYING	GRANTED TO	EXERCISE
	OPTIONS	EMPLOYEES	OR BASE
	GRANTED	IN FISCAL	PRICE	EXPIRATION	GRANT DATE
NAME	(SHARES)	YEAR	($/SHARE)	DATE	VALUE (6)

Matthew K. Rose(1)	2,111	0.08%	$47.34	01/29/2007	$12,772
	2,111	0.08%	$47.34	01/14/2008	$16,001
	7,882	0.29%	$52.62	01/01/2010	$77,401
	217,800	8.04%	$49.21	05/02/2015	$2,563,506
	24,079	0.89%	$59.89	01/12/2010	$281,243
Carl R. Ice(2)	15,009	0.55%	$51.51	01/14/2008	$125,775
	21,482	0.79%	$51.51	01/20/2009	$210,524
	43,800	1.62%	$49.21	05/02/2015	$515,526
	8,722	0.32%	$54.08	01/01/2013	$89,313
	37,890	1.40%	$54.08	04/25/2012	$387,994
John P. Lanigan, Jr.(3)	41,600	1.54%	$49.21	05/02/2015	$489,632
Thomas N. Hund(4)	61,200	2.26%	$47.18	01/01/2015	$723,906
	11,918	0.44%	$51.04	01/01/2007	$78,778
	13,844	0.51%	$51.04	01/29/2007	$91,509
	17,105	0.63%	$51.04	01/14/2008	$141,972
	19,304	0.71%	$51.04	01/20/2009	$187,249
	49,550	1.83%	$51.04	05/21/2009	$480,635
	38,300	1.41%	$49.21	05/02/2015	$450,791
Jeffrey R. Moreland(5)	16,810	0.62%	$55.38	01/01/2010	$178,690
	18,883	0.70%	$55.38	01/12/2010	$200,726
	28,600	1.06%	$49.21	05/02/2015	$336,622
	1,691	0.06%	$57.24	04/25/2011	$18,483
	1,746	0.06%	$57.24	04/25/2012	$19,084
	1,746	0.06%	$57.24	01/29/2007	$9,027
	25,712	0.95%	$57.24	01/12/2010	$281,032
	32,572	1.20%	$57.24	01/14/2008	$245,593
	1,643	0.06%	$60.86	01/20/2009	$16,709
	1,642	0.06%	$60.86	01/14/2008	$13,399
	2,748	0.10%	$60.86	01/01/2008	$22,424

(1)	The option grants of 2,111 shares and 2,111 shares were granted on February 4, 2005, as reload grants in connection with his use of shares to exercise vested stock options and became exercisable on August 4, 2005. The option grant of 7,882 shares was granted on April 8, 2005, as a reload grant in connection with his use of shares to exercise vested stock options and became exercisable on October 8, 2005. The option grant of 217,800 shares was granted on May 2, 2005, and becomes exercisable in three equal annual installments commencing May 2, 2006. The option grant of 24,079 shares was granted on October 28, 2005, as a reload grant in connection with his use of shares to exercise vested stock options and will become exercisable on April 28, 2006.

(2)	The option grants of 15,009 shares and 21,482 shares were granted on March 3, 2005, as reload grants in connection with his use of shares to exercise vested stock options and became exercisable on September 3, 2005. The option grant of 43,800 shares was granted on May 2, 2005, and becomes exercisable in three equal annual installments commencing May 2, 2006. The option grants of 8,722 shares and 37,890 shares were granted on September 6, 2005, as reload grants in connection with his use of shares to exercise vested stock options and will become exercisable on March 6, 2006.

(3)	The option grant of 41,600 shares was granted on May 2, 2005, and becomes exercisable in three equal annual installments commencing May 2, 2006.

(4)	The option grant of 61,200 shares was granted on January 1, 2005, with a reload option, in exchange for $23,000 of his 2005 base salary, $45,000 of his 2006 base salary and $68,000 of his 2007 base salary, and becomes exercisable beginning January 1, 2006, January 1, 2007 and January 1, 2008, respectively. The option grants of 11,918 shares, 13,844 shares, 17,105 shares, 19,304 shares and 49,550 shares were granted on March 1, 2005, as reload grants in connection with his use of shares to exercise vested stock options and became exercisable on September 1, 2005. The option grant of 38,300 shares was granted on May 2, 2005, and becomes exercisable in three equal annual installments commencing May 2, 2006.

(5)	The option grants of 16,810 shares and 18,883 shares were granted on March 22, 2005, as reload grants in connection with his use of shares to exercise vested stock options and became exercisable on September 22, 2005. The option grant of 28,600 shares was granted on May 2, 2005, and becomes exercisable in three equal annual installments commencing May 2, 2006. The option grants of 1,691 shares, 1,746 shares, 1,746 shares, 25,712 shares and 32,572 shares were granted on September 22, 2005, as reload grants in connection with his use of shares to exercise vested stock options and will become exercisable on March 22, 2006. The option grants of 1,643 shares, 1,642 shares, and 2,748 shares were granted on October 26, 2005, as reload grants in connection with his use of shares to exercise vested stock options and will become exercisable on April 26, 2006.

(6)	The estimated present value at grant date reflected in the table has been calculated using the Black-Scholes option pricing model based on the following assumptions:

Exercise price:	Equal to the fair market value of the underlying stock on the date of grant
Interest rate:	Equal to the interest rate on a U.S. Treasury security at the end of the quarter in which the option was granted with a maturity date corresponding to the option expected life
Weighted average volatility rate:	24%
Weighted average dividend per share:	$0.69
Weighted average expected life:	4.0 years

The approach used in developing the assumptions upon which the Black-Scholes variation was based is consistent with the requirements of Statement of Financial Accounting Standard No. 123, “Accounting for Stock Based Compensation.” The ultimate value of these options will depend on the future market price of the Company’s stock. The Black-Scholes model is only one method of valuing options, and the actual value of the options may be significantly different. The actual value of an option to an executive, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised.

AGGREGATED 2005 STOCK OPTION EXERCISES AND YEAR-END OPTION VALUES	The following table provides information as to the individuals named in the Summary Compensation Table concerning their exercise of stock options during 2005 and unexercised stock options held as of the end of 2005.

			NUMBER OF SECURITIES
			UNDERLYING UNEXERCISED		VALUE OF UNEXERCISED IN-THE-
			OPTIONS AT YEAR END		MONEY OPTIONS AT YEAR
	SHARES	AGGREGATE	(SHARES)		END(1)(2)
	ACQUIRED ON	VALUE
NAME	EXERCISE	REALIZED(1)	EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

Matthew K. Rose	376,467	$8,803,167	1,025,924	552,545	$42,090,138	$17,242,538
Carl R. Ice	322,874	$7,847,049	195,181	158,245	$6,707,634	$4,450,410
John P. Lanigan, Jr.	0	$0	52,067	95,833	$2,138,126	$3,037,552
Thomas N. Hund	206,848	$3,696,309	470,021	173,382	$17,295,899	$5,323,500
Jeffrey R. Moreland	364,216	$10,479,699	299,202	161,533	$11,331,031	$4,173,911

(1)	Dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or at year-end, as applicable.

(2)	Options are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option.

PERFORMANCE-BASED RESTRICTED STOCK UNITS AND PERFORMANCE STOCK	The following table sets forth certain information concerning the award in 2005 of performance-based restricted stock units and performance stock under the Burlington Northern Santa Fe 1999 Stock Incentive Plan to each named executive officer. Under these awards, an individual will receive shares of stock in 2008, contingent on continued salaried employment and the achievement of performance hurdles in connection with the Company’s 2007 return on invested capital (ROIC), calculated as earnings available to repay investors (2007 operating income, plus interest on leased assets and receivables sold, minus income taxes and other expenses) divided by average capitalization. Average capitalization is the average of equity, debt, accounts receivable sold and present value of leases for the most recent preceding 13 month ends. The number of restricted stock units shown in the table were granted on May 2, 2005, and will vest on May 2, 2008, depending on the level of ROIC achieved, from threshold through target, during the performance period. Each vested unit represents a right to receive a share of common stock. If the targeted level of ROIC is exceeded, then performance shares will also be granted and immediately vest on May 2, 2008, depending on the level of ROIC achieved above “target.” The total number of units and performance stock vesting may not exceed the “maximum” number of shares shown in the table. Executives holding restricted stock units do not have any rights of a shareholder but have the right to receive cash payments equivalent to dividends declared on BNSF shares. Executives who are awarded performance stock do not have any rights of a shareholder and do not receive cash payments equivalent to dividends declared on unvested shares.

2005 PERFORMANCE-BASED LONG-TERM INCENTIVE AWARDS

			ESTIMATED FUTURE PAYOUTS
			UNDER NON-STOCK PRICE-BASED
			PLANS

	NUMBER OF	PERFORMANCE	THRESHOLD	TARGET	MAXIMUM
NAME	UNITS(1)	PERIOD(2)	(#)(3)	(#)(4)	(#)(5)

Matthew K. Rose	39,000	12/31/2006 – 12/31/2007	259	39,000	78,000
Carl R. Ice	7,800	12/31/2006 – 12/31/2007	51	7,800	15,600
John P. Lanigan, Jr.	7,500	12/31/2006 – 12/31/2007	49	7,500	15,000
Thomas N. Hund	6,900	12/31/2006 – 12/31/2007	45	6,900	13,800
Jeffrey R. Moreland	5,100	12/31/2006 – 12/31/2007	33	5,100	10,200

(1)	Represents the number of restricted stock units granted.
(2)	Represents period used in calculating the 2007 ROIC for awards made on May 2, 2005.
(3)	Represents the number of restricted stock units that would vest at the minimum level of payable performance.
(4)	Represents the number of restricted stock units that would vest if the targeted level of performance is achieved.
(5)	Represents the total number of restricted stock units and performance stock that would vest if the maximum level of performance is achieved.

PENSION PLANS	The following tables show the estimated pension benefits payable to a covered participant at normal retirement age (age 65) under the Burlington Northern Santa Fe Retirement Plan (Retirement Plan), as well as under the non-qualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits. All executive officers receive a benefit in the form of an annuity but have the option to elect to take the benefit payments under the non-qualified supplemental pension plan as a lump sum or in five or ten annual installments. The amount of the lump sum or installments is the actuarial equivalent of the single life annuity as set forth in the tables below.

A participant’s average yearly compensation for purposes of the Retirement Plan is based upon his or her average base salary and cash bonus earned for the 60 consecutive months during the last 120 months of service for which such average is the highest or, in the case of a participant who has been employed for less than five years, the period of his or her employment with the Company and its subsidiaries (not including supplemental benefits discussed below). For purposes of the Retirement Plan, 2005 covered compensation as used in the computation of this average for the five individuals named in the Summary Compensation Table is as follows:

	2005	ESTIMATED
	COVERED	YEARS OF
EXECUTIVE OFFICER	COMPENSATION	SERVICE

Matthew K. Rose	$3,559,768	13
Carl R. Ice	$1,324,427	27
John P. Lanigan, Jr.	$1,274,153	3
Thomas N. Hund	$1,201,903	23
Jeffrey R. Moreland	$1,108,547	28

Messrs. Rose, Ice, Lanigan, and Hund and one other executive officer are covered under the current Retirement Plan formula. Estimated annual benefit levels under the Retirement Plan are not subject to any reduction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:

BNSF RETIREMENT PLAN FORMULA

	YEARS OF SERVICE
AVERAGE ANNUAL
COMPENSATION	10	15	20	25	30	35	40

$1,000,000	$133,860	$200,789	$267,719	$334,649	$401,579	$468,509	$535,438
$1,500,000	$203,860	$305,789	$407,719	$509,649	$611,579	$713,509	$815,438
$2,000,000	$273,860	$410,789	$547,719	$684,649	$821,579	$958,509	$1,095,438
$2,500,000	$343,860	$515,789	$687,719	$859,649	$1,031,579	$1,203,509	$1,375,438
$3,000,000	$413,860	$620,789	$827,719	$1,034,649	$1,241,579	$1,448,509	$1,655,438
$3,500,000	$483,860	$725,789	$967,719	$1,209,649	$1,451,579	$1,693,509	$1,935,438
$4,000,000	$553,860	$830,789	$1,107,719	$1,384,649	$1,661,579	$1,938,509	$2,215,438
$4,500,000	$623,860	$935,789	$1,247,719	$1,559,649	$1,871,579	$2,183,509	$2,495,438

Pursuant to the Retirement Plan, Mr. Moreland is grandfathered under the Santa Fe Pacific Retirement Plan benefit formula that was in place prior to adoption of the Retirement Plan. Annual benefits payable under the SFP benefit formula are not subject to any reduction for Social Security, Railroad Retirement, or other offsets. The estimated annual benefits are computed in the form of a single life annuity and are based on average earnings and years of service at retirement as follows:
SFP RETIREMENT PLAN FORMULA

	YEARS OF SERVICE
AVERAGE ANNUAL
COMPENSATION	10	15	20	25	30	35	40

$1,000,000	$152,759	$229,139	$305,518	$381,898	$458,278	$534,657	$611,037
$1,500,000	$232,759	$349,139	$465,518	$581,898	$698,278	$814,657	$931,037
$2,000,000	$312,759	$469,139	$625,518	$781,898	$938,278	$1,094,657	$1,251,037
$2,500,000	$392,759	$589,139	$785,518	$981,898	$1,178,278	$1,374,657	$1,571,037

CHANGE IN CONTROL AGREEMENTS AND OTHER ARRANGEMENTS	In January 1997, the Board of Directors adopted new BNSF change in control agreements to replace existing BNI and SFP severance agreements. Messrs. Ice, Lanigan, Hund, and Moreland have the BNSF change in control agreement.

Under this agreement, in the event of a change in control (as defined in the Company’s Trust Agreements as discussed below) and a subsequent qualifying termination of employment, a participant would receive benefits equal to:

•	three times base salary and target bonus, plus an additional amount to cover taxes on these payments (to the extent that such tax payment does not result in an excise tax under Section 4999 of the Internal Revenue Code;

•	life, disability, and health benefits for a period of up to 36 months;

•	vesting of all restricted stock (other than performance-based restricted stock) and pro rata vesting of stock options upon consummation of a future change in control event; and

•	outplacement and legal fees and expenses relating to claims under the severance agreement.

As indicated above, the tax make-whole payment would generally be limited to the extent that its value, when aggregated with other benefits or payments, equals or exceeds three times the “base amount” as defined in Section 280G of the Internal Revenue Code. Moreover, the benefits of the BNSF severance agreement are limited if total benefits would incur an excise tax under Section 4999 of the Code except where the total of the benefits exceeds 120 percent of three times the “base amount,” in which case the benefits will be paid in full with all accompanying excise taxes due.

Certain officers, including Mr. Rose, retain benefits under prior BNI agreements. These agreements provide similar benefits except that the bonus would be paid at the maximum level, additional pension and 401(k) Company match benefits are provided (calculated based on an assumed additional three years of service with annual increases in compensation), but a tax make-whole payment is not provided.

BNSF Railway Company’s Severance Plan covers all full-time salaried employees, including BNSF executive officers, who are terminated other than for cause as defined in the Severance Plan. A participant will generally be entitled to an amount up to two years’ pay based upon a participant’s age, length of service, and current salary. Benefits under the Severance Plan will not be paid if a participant receives payments under an individual change in control agreement. BNSF executive officers who have individual change in control agreements may elect to receive benefits under the Severance Plan instead of the severance payments provided by their individual change in control agreements, but executive officers would receive benefits under their individual change in control agreements in excess of those provided by the Severance Plan.

Upon Mr. Rose’s appointment as Chairman, President and Chief Executive Officer, the Compensation and Development Committee considered the need for continuity of leadership. After reviewing alternatives and working with a consultant, the Committee determined that a special retirement agreement was the most appropriate longer term retention vehicle and was in the best interests of the Company.

Under this Board-approved special retirement agreement for Mr. Rose, a supplemental benefit is provided based on the following target benefit formula: 2.2% of plan compensation (using a three-year final average of base salary and ICP awards) for each of the first 14 years of service; 2.5% of plan compensation for each of the next three years; 3.0% of plan compensation for each of the next three years; and 3.5% of plan compensation for each of the next four years, subject to a maximum benefit of 61.3% of plan compensation. The benefit is offset by benefits payable under both the Retirement Plan and the non-qualified supplemental pension plan and could be taken as a lump sum.

Upon completion of five years of service with BNSF, Mr. Lanigan will be credited with an additional five years of service with respect to the Company’s non-qualified supplemental pension plan under a Board-approved special retirement agreement.

BNSF’s Estate Enhancement Program, adopted in 1996, allowed an individual to irrevocably forego a portion of cash compensation to enable the purchase of life insurance coverage on the individual and his or her spouse pursuant to a collateral assignment, split-dollar arrangement with BNSF. One executive officer, Mr. Moreland, participated in the program in 2003. This program was terminated effective September 1, 2003. Agreements entered into prior to this date continue to be administered as if the program had not been terminated.

TRUST AGREEMENTS	The Company maintains trust agreements to permit the Company to set aside funds to meet its obligation to the individuals named in the Summary Compensation Table and the directors under deferred compensation programs and agreements, retirement commitments, and supplemental retirement plans. To the extent the plans are currently funded, the trusts provide for permanent funding of benefits under the supplemental retirement plans and the Directors’ Retirement Plan on a present value basis.

In the event of a “change in control” of the Company, the trust agreements provide for the payment of amounts which may become due, subject only to the claims of general creditors of the Company in the event that it became bankrupt or insolvent. Any of the following events are considered a change in control:

•	any person becomes the beneficial owner of securities representing 25% or more of the voting power of the Company’s outstanding securities;

•	during any period of two consecutive years, individuals who at the beginning of this period constitute the Board of Directors for the Company, and any new directors approved by at least two-thirds of existing directors, cease to constitute at least a majority of the Board;

•	the Company’s shareholders approve a merger or consolidation of the Company with another company; or

•	the Company’s shareholders approve a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

COMMUNICATIONS AND OTHER MATTERS

COMMUNICATIONS WITH THE BOARD	Communications by shareholders or by other parties may be sent to the Board by U.S. mail or overnight delivery. Communications may be sent to the Board c/o Secretary, Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830. Communications may be addressed to the Board, non-management directors, or one or more Board members. Acknowledgements of receipt will be sent to persons submitting communications. Communications may be made anonymously. The Board has approved this process.

PROCEDURES FOR RECOMMENDING DIRECTOR CANDIDATES	The Directors and Corporate Governance Committee will consider a candidate for director recommended by a shareholder. Any such recommendation should be sent in writing on or before November 1, 2006, to permit adequate time for review by the Committee for nomination at the 2007 annual meeting. The recommendation should also provide the reasons supporting a recommendation, the individual’s qualifications, the individual’s consent to being considered as a nominee, and a way to contact the individual to verify his or her interest and to gather further information, if necessary. In addition, the shareholder should submit information demonstrating the number of shares he or she owns. Shareholders may send recommendations for director candidates for the 2007 annual meeting of shareholders to the Directors and Corporate Governance Committee via U.S. mail or overnight delivery to Directors and Corporate Governance Committee c/o Secretary, Burlington Northern Santa Fe Corporation, 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830.

ADVANCE NOTICE REQUIREMENTS	Shareholder Proposals for Annual Meeting in 2007. Proposals by shareholders to be considered for inclusion in the proxy materials for the annual meeting in 2007 must be received by BNSF’s Secretary at 2650 Lou Menk Drive, Fort Worth, Texas 76131-2830 (or (817) 352-7111 by facsimile), no later than November 16, 2006. The use of certified mail, return receipt requested, is advised. To be eligible for inclusion, a proposal must also comply with Rule 14a-8, including the minimum stock ownership requirements and all other applicable provisions, under the Securities Exchange Act of 1934.

Other Shareholder Business at Annual Meeting in 2007. For other business to be introduced at the annual meeting in 2007, and not submitted pursuant to Rule 14a-8 for inclusion in our proxy materials, shareholders must send advance notice in writing to BNSF’s Secretary. To be timely, notice must be received no later than December 20, 2006, and no earlier than November 20, 2006. The shareholder shall submit information establishing the number of shares owned by the shareholder and any beneficial owner represented by the shareholder. The advance notice must also meet the other requirements of Article II, Section 10 of the Company’s By-Laws. You may obtain a copy of our By-Laws by contacting our Secretary at the address shown above, or by accessing the By-Laws at www.bnsf.com under the “Investors” link.

Shareholder Nomination of Directors. Shareholders intending to nominate a candidate for election as director at the annual meeting in 2007 must give advance notice in writing to BNSF’s Secretary at the address shown above. To be timely, notice must be received no later than December 20, 2006, and no earlier than November 20,

2006. The advance notice must also meet the other requirements of Article XII, Section 3 of the Company’s By-Laws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings of and transactions in BNSF’s common stock with the SEC. Based on our records and representations from these persons, we believe that all SEC beneficial ownership reporting requirements for 2005 were met.

OTHER BUSINESS	If any matters other than those set forth above are properly brought before the meeting, including any shareholder proposal omitted from the proxy materials pursuant to SEC rules that is otherwise in order, it is intended that the persons acting under the proxy will vote the proxies given to the Company in accordance with their best judgment. We are not aware of any other matters that may properly be brought before the meeting.

YOUR VOTE IS IMPORTANT	If you are going to vote by mail, we encourage you to specify your choices by marking the appropriate boxes on the enclosed proxy card. However, you do not need to mark any boxes if you wish to vote according to the Board of Directors’ recommendations; just sign, date, and return the proxy in the enclosed envelope. If you are going to vote your proxy by telephone or via the Internet, simply follow the instructions on the enclosed proxy card. Thank you for your cooperation and your prompt response.

By order of the Board of Directors.

Jeffrey R. Moreland Executive Vice President Law & Government Affairs and Secretary

March 16, 2006

APPENDIX I
February 14, 2006
Burlington Northern Santa Fe Corporation
Audit Committee Charter
This corporate charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Burlington Northern Santa Fe Corporation (“BNSF” or “Company”) and establishes the authority and responsibilities delegated to the Committee by the Board.
Purpose: The purpose of the Committee is to:

•	provide assistance to BNSF’s Board of Directors in fulfilling its oversight responsibility with respect to:

+	the integrity of the financial statements and related disclosures of the Company;

+	the performance of the Company’s internal audit function and the independent auditor;

+	the independent auditor’s qualifications and independence; and

+	compliance by the Company with legal and regulatory requirements, and

•	prepare an audit committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.
Committee Members
1.    Composition and Appointment. The Committee shall consist of no fewer than three members. The members shall be appointed by the Board on the recommendation of the Board’s Directors and Corporate Governance Committee. Unless designated by the Board, the Committee shall elect a Chairman. The Board shall consider not only the qualifications of the Director being considered for member appointment, but also the desire of the Director to be a member of this Committee. The Board shall fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time with or without cause. Members shall serve until their successors are appointed by the Board.
2.    Qualifications. Each member of the Committee shall be an independent Director consistent with the Company’s Corporate Governance Guidelines and the independence and experience requirements of the New York Stock Exchange (“NYSE”). Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines in each case that such simultaneous service does not impair the Committee member’s ability to serve, which determination shall be disclosed in the Company’s annual meeting proxy statement. The Board shall determine the overall qualifications of Director nominees for the Committee although each member shall be financially literate within a reasonable period of time after appointment, and at least one member shall possess accounting or related financial management expertise, in both cases as determined by the Board in its business judgment. The Board shall seek members from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and such other skills and experience that will enhance the Committee’s ability to serve the Board.
3.    Compensation. Members of the Committee shall, at the discretion of the Board, be entitled to receive fees and expenses for service on the Committee or for service as Chairman of the Committee in addition to the normal fees paid to all Directors.
Authority
4.    Advisors and Funding. The Committee shall have the resources and the sole authority to (a) retain and terminate, at the Company’s expense, independent legal, financial, accounting and other advisors it deems necessary or appropriate to fulfill its responsibilities consistent with this Charter, and (b) determine the compensation of such advisors, which will be paid by the Company. The Company will also provide for appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

5.    Investigations. The Committee shall have the authority to conduct investigations that it deems advisable to fulfill its responsibilities.
6.    Information. The Committee shall have the authority to require any officer or employee of the Company or its principal operating subsidiaries or any advisor retained by the Company to respond to its inquiries.
7.    Charter. The Committee shall have the authority to propose amendments to this charter from time to time, as appropriate, and such amendments shall be presented to the Board for its approval.
8.    Delegation of Authority. The Committee shall have the authority to delegate authority and responsibilities, consistent with applicable regulations and laws, to one or more subcommittees, each comprised of one or more Directors. Any action so delegated shall be effective when approved by the subcommittee, and the action taken shall be reported to the Committee at the Committee’s next meeting.
Meetings
9.    Committee Meetings and Reports to the Board. The Committee shall meet on a quarterly or more often basis and report regularly to the Board. The Committee Chairman, in consultation with Committee members as required, will determine the frequency and length of the meetings of the Committee. The Committee shall meet periodically with management, the internal auditors, and the independent auditor in separate executive sessions. A Committee member is expected to attend Committee meetings. Unless otherwise restricted by the Certificate of Incorporation or By-Laws of the Company, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if all members of the Committee consent thereto in writing or by electronic transmission, and such writing or transmitted consent is filed with the minutes of the proceedings of the Committee. At the next meeting of the Board, the Committee shall (a) report to the Board all actions taken by the Committee since its last report to the Board and (b) review with the Board issues that arise with respect to the quality or integrity of BNSF’s financial statements.
10.    Executive Contacts. The Committee shall maintain free and open communication with the Company’s Chief Executive Officer and other executive officers. The Committee can meet, in its sole discretion, in separate, private sessions with executive officers and employees to discuss any matters that the Committee believes should be discussed privately with the Committee.
11.    Minutes. Minutes of each meeting of the Committee shall be kept to document the discharge by the Committee of its responsibilities.
12.    Quorum. A quorum shall consist of a majority of the Committee’s members. The act of a majority of Committee members present at a meeting at which a quorum is present shall be the act of the Committee.
13.    Agenda. The Chairman of the Committee will be responsible for the Committee’s agenda for each Committee meeting, consistent with this Charter. Each Committee member is free to suggest the inclusion of items not on the agenda.
14.    Presiding Officer. The Chairman of the Committee shall preside at all Committee meetings. If the Chairman is absent at a meeting and does not appoint a Committee member to preside at that meeting, then the members present shall select a member to preside.
Responsibilities
Relationship with Independent Auditor
15.    Independent Auditor. The Committee shall directly appoint, retain, compensate, evaluate and terminate the independent auditor of the Company. The Committee shall have sole authority to approve the audit engagement fees and terms, as well as all non-audit engagements of the independent auditor. The Committee shall be directly responsible for oversight of the work of the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, including resolution of disagreements between management and the independent auditor, and pre-approval of all non-audit services. The independent auditor shall report directly to the Audit Committee. The Committee shall set clear hiring policies for employees or former employees of the independent auditor.

16.    Approval of Services and Fees. The Committee shall pre-approve all auditing services and non-audit services, including the fees and terms thereof, to be performed by the independent auditor or establish pre-approval policies and procedures in compliance with the applicable Securities and Exchange Commission rules, subject to the exceptions for non-audit services described in the Securities Exchange Act of 1934 and rules and regulations thereunder.
17.    Proxy Statement Disclosures. Consistent with applicable regulations, the Committee shall (i) review and approve disclosures concerning fees and other matters, including consideration by the Committee of whether non-audit services provided by the independent auditor are compatible with maintaining the independent auditor’s independence, and (ii) take steps reasonably designed to assure compliance with SEC requirements that the Committee provide a report in the annual proxy statement disclosing that the Committee has: (a) reviewed and discussed the audited financial statements with management, (b) discussed with the independent auditor the matters required to be discussed by SAS 61, as may be modified or supplemented, (c) received the written disclosures and the letter from the independent auditor required by the Independence Standards Board (ISB) Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditor the independent auditor’s independence, and (d) based on the review and discussions described in (a) through (c) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
18.    Review of the Relationship with the Independent Auditor. The Committee shall evaluate the independent auditor’s qualifications, performance and independence. Subject to applicable rules, the Committee shall, at least annually, obtain and review a report by the independent auditor describing the independent auditor’s quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by other inquiry or investigation by governmental or professional authorities within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and all relationships between the independent auditor and the Company. This evaluation shall include the review and evaluation of the lead partner of the independent auditor team, obtaining assurance that audit partner rotations, as required by law, are taking place, and other factors it deems necessary to assess the independent auditor’s independence. In making its evaluation, the Committee may take into account the opinions of management and the Company’s internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.
Oversight of Internal Control and Internal Audit Function
19.    Review of Internal Control. The Committee shall review with the independent auditor, the Company’s internal auditors, and the financial and accounting personnel, major issues as to the adequacy of the internal controls over financial reporting of the Company that have come to their attention, and any special audit steps adopted in light of material control deficiencies.
20.    Review of Internal Audit Function. The Committee shall review the performance of the internal audit function of the Company, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditor. The Committee shall also review, as necessary, internal audit responsibilities, budget and staffing. The Committee should periodically receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan and proposed modifications from the original plan. The Committee shall review the appointment and replacement of the Vice President-Corporate Audit Services. The Committee shall review with the Board any issues that arise with respect to the performance of the internal audit function.
Oversight of Financial Statements and Compliance Matters
21.    Financial Reporting. The Committee shall meet to review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Although management bears the fundamental responsibility for the Company’s financial statements and disclosures, the Committee shall review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (b) reports prepared by management or the independent auditor, or both, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternate GAAP methods on the financial statements; and (c) the effect of accounting and regulatory initiatives on the financial statements of the Company. The Committee shall discuss with management the Company’s earnings press releases. In addition, the Committee shall discuss with management the types of financial information, presentations and earnings guidance provided to analysts and rating agencies, which management furnishes to the Committee, as appropriate from time-to-time. The discussion with respect to earnings and guidance need not be in advance of each earnings release or each instance in which guidance is given, but may be done generally with respect to the types of information to be disclosed and the type of presentation made or to be made.
22.    Reports from Independent Auditor. The Committee shall regularly review with the independent auditor any audit problems or difficulties and management’s response. This review should include any restrictions on the scope of the independent auditor’s activities or access to requested information, and any significant disagreements with management. The Committee should review and discuss quarterly reports from the independent auditor on: (a) all critical accounting policies and practices used by the Company; (b) all alternative accounting treatment for policies and practices related to material items that have been discussed with management including the ramifications of the use of alternative treatments and disclosures, and the treatment preferred by the independent auditor; and (c) other material written communications between the independent auditor and management, such as any management representation letter or schedule of unadjusted differences.
23.    Risk Exposures. The Committee is responsible for discussing policies and guidelines to govern the process by which risk assessment and risk management is undertaken by the Company. The Committee should discuss the Company’s major risk exposures and the steps management has taken to monitor and control such exposures.
24.    Whistleblower Procedures. The Committee shall establish and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal controls or auditing matters.
25.    Legal and Regulatory Matters. The Committee shall assist the Board with oversight of the Company’s compliance with legal and regulatory requirements, and review these matters with the full Board. The Committee shall discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies. The Committee shall discuss with the Company’s Executive Vice President Law any legal matters that may have a material impact on the financial statements or the Company’s compliance policies.
Other Responsibilities
26.    Committee Evaluation. The Committee should assess its performance annually and present its evaluation to the Board. This assessment should include the Committee’s contribution to the Board and should specifically review areas in which the Committee believes its contribution could be enhanced.
27.    Respective Roles. The role of the Committee is to exercise the oversight powers and responsibilities set forth in this Charter to monitor and review the activities of management and the independent auditor. It is the responsibility of management, including its executive, financial, accounting and internal audit personnel, to establish, maintain and evaluate disclosure controls and procedures that are adequate to meet operating, financial, and compliance objectives, and that lead them to believe that the Company’s financial statements and disclosures are complete and accurate. It is the responsibility of the independent auditor to plan and conduct audits in accordance with generally accepted auditing standards and to determine whether the Company’s financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Company.
General
28.    Other Activities. The Committee shall perform such other activities as are consistent with this Charter, the Company’s By-Laws, and applicable law that the Board or the Committee deems necessary or appropriate.
29.    General. While the responsibilities of the Committee set forth in this Charter are contemplated to be the principal recurring activities of the Committee in carrying out its duties, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

Appendix II
AMENDED AND RESTATED BURLINGTON NORTHERN SANTA FE
1999 STOCK INCENTIVE PLAN

SECTION 1
STATEMENT OF PURPOSE

1.1.	The BURLINGTON NORTHERN SANTA FE 1999 STOCK INCENTIVE PLAN (the “Plan”) has been established by BURLINGTON NORTHERN SANTA FE CORPORATION (the “Company”) to:

(a)	attract and retain executive, managerial and other salaried employees;

(b)	motivate participating employees, by means of appropriate incentives, to achieve long-range goals;

(c)	provide incentive compensation opportunities that are competitive with those of other major corporations; and

(d)	further identify a Participant’s interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock;
and thereby promote long-term financial interest of the Company and the Related Companies, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.
SECTION 2
DEFINITIONS

2.1.	Unless the context indicates otherwise, the following terms shall have the meanings set forth below:

(a)	Award. The term “Award” shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, Restricted Stock, Restricted Stock Units, Performance Stock, Achievement Award Stock, or Stock acquired through purchase under Section 10.

(b)	Board. The term “Board” shall mean the Board of Directors of the Company.
            (c)         Cause. The term “Cause” shall mean (a) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.

(d)	Change in Control. A “Change in Control” shall be deemed to have occurred if

(1)	any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(2)	during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company’s stock-

holders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(3)	the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(4)	the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. For purposes of this clause (4), the term “the sale or disposition by the Company of all or substantially all of the Company’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by another objective method in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. (excluding employee stock options). The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock.

(e)	Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)	Date of Termination. A Participant’s “Date of Termination” shall be the date on which his or her employment with all Employers and Related Companies terminates for any reason; provided that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company (including Employers) or between two Related Companies (including Employers); and further provided that unless agreed otherwise by the Participant, a Participant’s employment shall not be considered terminated while the Participant is on a military leave, sick leave or other bona fide leave of absence from an Employer or a Related Company where the Employee may return to service and which is approved by the Participant’s employer, except that the leave shall be deemed to end on the earlier of (i) the six-month anniversary of the commencement of the leave (or, if later, the termination of the Participant’s right to reemployment with the Employers and Related Companies provided either by statute or by contract); or (ii) the date on which the leave in fact ends without the individual returning to active employment with the Employers and Related Companies.

(g)	Disability. Except as otherwise provided by the Committee, a Participant shall be considered to have a “Disability” during the period in which he or she is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the discretion of the Committee, is expected to have a duration of not less than 120 days.

(h)	Employee. The term “Employee” shall mean a person with an employment relationship with the Company or a Related Company.

(i)	Employer. The Company and each Related Company which, with the consent of the Company, participates in the Plan for the benefit of its eligible employees are referred to collectively as the “Employers” and individually as an “Employer.”

(j)	Fair Market Value. The “Fair Market Value” of the Stock shall be the mean between the highest and lowest quoted sales prices of a share of Common Stock on the New York Stock Exchange Composite Transaction Report; provided, that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the valuation date, the Fair Market Value is the weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the valuation date. The average is to be weighed inversely by the respective numbers of trading days between the selling dates and the valuation date and shall be determined in good faith by the Committee. In any event the determination of “Fair Market Value” shall be consistent with the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iv)(A).

(k)	Immediate Family. With respect to a particular Participant, the term “Immediate Family” shall mean the Participant’s spouse, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren.

(l)	Option. The term “Option” shall mean any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.

(m)	Participant. The term “Participant” means an Employee who has been granted an award under the Plan.

(n)	Performance-Based Compensation. The term “Performance-Based Compensation” shall have the meaning ascribed to it in section 162(m)(4)(C) of the Code.

(o)	Performance Period. The term “Performance Period” shall mean the period over which applicable performance is to be measured, provided that such period shall not be less than one year.

(p)	Qualified Retirement Plan. The term “Qualified Retirement Plan” means any plan of the Company or a Related Company that is intended to be qualified under section 401(a) of the Code.

(q)	Related Company. The term “Related Company” means any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

(r)	Restricted Period. The term “Restricted Period” shall mean the period of time for which Restricted Stock is subject to forfeiture pursuant to the Plan or during which Options are not exercisable.

(s)	Retirement. “Retirement” of a Participant shall mean the occurrence of a Participant’s Date of Termination under circumstances that constitute a retirement with immediate eligibility for benefits under Article 6 or Article 7 of the Burlington Northern Santa Fe Retirement Plan, or under the terms of the Qualified Retirement Plan of an Employer or Related Company that is extended to the Participant immediately prior to the Participant’s Date of Termination or, if no such plan is extended to the Participant on his or her Date of Termination, under the terms of any applicable retirement policy of the Participant’s employer.

(t)	SEC. “SEC” shall mean the United States Securities and Exchange Commission.

(u)	Stock. The term “Stock” shall mean shares of common stock of the Company, par value $0.01 per share.
SECTION 3
ELIGIBILITY

3.1.	The Compensation and Development Committee of the Board (“Committee”) shall determine and designate from time to time, from among the salaried, full-time officers and employees of the Employers those Employees who will be granted one or more awards under the Plan, and from among the salaried and non-salaried full- or part-time non-officer employees of an Employer those Employees who will be granted Achievement Award Stock under Section 11 of the Plan.

SECTION 4
OPERATION AND ADMINISTRATION

4.1.	Subject to the approval of the stockholders of the Company at the Company’s 2006 annual meeting of the stockholders, the Plan, as amended and restated, shall be effective as of the date of such approval (“Effective Date”), provided however, that any awards made under the Plan, as amended and restated, other than awards that can be made under the Plan prior to amendments to be approved at the 2006 annual meeting of the stockholders and that are made prior to approval by stockholders, shall be contingent on approval of the Plan, as amended and restated, by stockholders of the Company and all dividends on such Awards shall be held by the Company and paid only upon such approval and all other rights of a Participant in connection with such an Award shall not be effective until such approval is obtained. The Plan will terminate (except with respect to then outstanding awards) on April 21, 2014, or, if shareholders approve the Plan, as amended and restated, at the 2006 annual meeting of stockholders, ten years from the date of such approval, provided however, that no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the Effective Date or, if earlier, the date the Plan is adopted by the Board.

4.2.	The Plan shall be administered by the Committee which shall be selected by the Board in accordance with the charter of the Committee adopted by the Board. The authority to manage and control the operation and administration of the Plan is subject to the following:

(a)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to select Employees to receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and to cancel or suspend Awards. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective Employee, his or her present and potential contribution to the Company’s success, and such other factors as the Committee deems relevant.

(b)	Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to Performance-Based Compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at the time such awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.

(c)	The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)	Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is granted; except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is either made at the time the Award is granted and is stated in the Agreement reflecting the Award or, if the Agreement does not address the issue, is provided in the Plan);

(f)	Except to the extent prohibited by applicable law or the rules of any stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and other than in respect to eligibility, times of Awards, and terms, conditions, performance criteria, restrictions and other provisions of Awards, and except as otherwise provided by the Committee from time to time, the Committee delegates its responsibilities and powers to the Vice President-

Human Resources or his or her successor. Any such allocation or delegation may be revoked by the Committee at any time.

(g)	No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the committee under the plan, shall be indemnified by the Employers (to the maximum extent permitted by law) against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable by-law, contract or insurance.

4.3.	Notwithstanding any other provision of the Plan to the contrary, no Participant shall receive any Award of an Option under the Plan to the extent that the sum of:

(a)	the number of shares of Stock subject to such Award;

(b)	the number of shares of Stock subject to all other prior Awards of Options under the Plan during the one-year period ending on the date of the Award; and

(c)	the number of shares of Stock subject to all other prior stock options granted to the Participant under other plans or arrangements of the Employers and Related Companies during the one-year period ending on the date of the Award;

would exceed the Participant’s Individual Limit under the Plan. The determination made under the foregoing provisions of this subsection 4.3 shall be based on the shares subject to the awards at the time of grant, regardless of when the awards become exercisable. Subject to the provisions of Section 13, a Participant’s “Individual Limit” shall be 1,000,000 shares per calendar year.

4.4.	To the extent that the Committee determines that it is necessary or desirable to conform any Awards under the Plan with the requirements applicable to “Performance-Based Compensation,” as that term is used in Code section 162(m)(4)(C), it may, at or prior to the time an Award is granted, take such steps and impose such restrictions with respect to such Award as it determines to be necessary to satisfy such requirements. To the extent that it is necessary to establish performance goals for a particular performance period, those goals will be based on one or more of the following business criteria: net income, earnings per share, debt reduction, safety, on-time train performance, return on investment, operating ratio, cash flow, return on assets, stockholders’ return, revenue, customer satisfaction, and return on equity. If the Committee establishes performance goals for a performance period relating to one or more of these business criteria, the Committee may determine to approve a payment for that particular performance period upon attainment of the performance goal relating to any one or more of such criteria.

4.5.	To the extent that the Plan and the Awards under the Plan are subject to the rules applicable to nonqualified deferred compensation plans under section 409A of the Code, such portion of the Plan and such awards are not intended to result in acceleration of income recognition or imposition of penalty taxes by reason of section 409A, and the terms of such portion of the Plan and such awards shall be interpreted in a manner (and such portion of the Plan and such awards will be amended to the extent determined necessary or appropriate by the Committee) to avoid such acceleration and penalties.
SECTION 5
SHARES AVAILABLE UNDER THE PLAN

5.1.	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or treasury shares acquired by the Company, including shares purchased in open market or in private transactions. Subject to the provisions of Section 13, the total number of shares of Stock available for grant of Awards shall not exceed fifty-three million (53,000,000) shares of Stock. Except as otherwise provided herein, any shares subject to an Award which for any reason expires or is terminated without issuance of shares (whether or not cash or other consideration is paid to a Participant in respect to such Award) shall again be available under the Plan. Shares tendered by a Participant in full or partial payment to the Company upon exercise of an Option granted under the Plan or shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligation in respect to any award shall not become available for issuance under the Plan.

SECTION 6
OPTIONS

6.1.	The grant of an “Option” under this Section 6 entitles the Participant to purchase shares of Stock at a price fixed at the time the Option is granted, or at a price determined under a method established at the time the Option is granted, subject to the terms of this Section 6. Options granted under this section may be either Incentive Stock Options or Non-Qualified Stock Options, and subject to Sections 12 and 17, shall not be exercisable for six months from date of grant, as determined in the discretion of the Committee. An “Incentive Stock Option” is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code. A “Non-Qualified Stock Option” is an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

6.2.	The Committee shall designate the Participants to whom Options are to be granted under this Section 6 and shall determine the number of shares of Stock to be subject to each such Option. To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

6.3.	The determination of the purchase price of a share of Stock under each Option and the payment of the purchase price of a share of Stock under each Option shall be subject to the following:

(a)	The purchase price of an Option shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; provided, however, that in no event shall such price be less than Fair Market Value on the date of the grant.

(b)	Subject to the following provisions of this subsection 6.3, the full purchase price of each share of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise and, as soon as practicable thereafter, a certificate representing the shares so purchased shall be delivered to the person entitled thereto.

(c)	The purchase price of an Option shall be payable in cash or in shares of Stock (valued at Fair Market Value as of the day of exercise).

(d)	A Participant may elect to pay the purchase price upon the exercise of an Option through a cashless exercise arrangement as may be established by the Company.

(e)	Except for either adjustments pursuant to Section 13 of the Plan (relating to the adjustments to shares), or reductions of the purchase price approved by the Company’s stockholders, and subject to any applicable restrictions imposed by section 409A of the Code, the purchase price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option with a lower purchase price.

6.4.	Except as otherwise expressly provided in the Plan, the terms and conditions relating to the exercise of an Option shall be established by the Committee, and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards prior to exercise of the Option, or achievement of Stock ownership objectives by the Participant. No Option may be exercised by a Participant after the expiration date applicable to that Option.

6.5.	The exercise period of any Option shall be determined by the Committee and shall not extend more than ten years after the Date of Grant.

6.6.	In the event the Participant exercises an Option granted before February 28, 2005, under this Plan or a predecessor plan of the Company or a Related Company and pays all or a portion of the purchase price in Common Stock, in the manner permitted by subsection 6.3, such Participant, pursuant to the exercise of Committee discretion at the time the Option is exercised or to the extent previously authorized by the Committee, may be issued a new Option to purchase additional shares of Stock equal to the number of shares of Stock surrendered to the Company in such payment. Such new Option shall have an exercise price equal to the Fair Market Value per share on the date such new Option is granted, shall first be exercisable six months from the date of grant of the new Option and shall have an expiration date on the same date as the expiration date of the original Option so exercised by payment of the purchase price in shares of Stock. No new Option shall be granted pursuant to this subsection 6.6 in connection with the exercise of any Option granted on or after February 28, 2005.
SECTION 7
RESTRICTED STOCK

7.1.	Subject to the terms of this Section 7, Restricted Stock Awards under the Plan are grants of Stock to Participants, the vesting of which is subject to certain conditions established by the Committee, with some or all of those conditions relating to events (such as performance or continued employment) occurring after the date of grant, provided however that to the extent that vesting of a Restricted Stock Award is contingent on continued employment, then (i) the required employment period shall not be less than three years following the grant of the Award unless the Award is being granted in replacement of a previously granted award under the Plan or another plan and, as of the date of the replacement, the required employment period for the replacement grant is not less than the remaining required employment period under the grant that is being replaced, and (ii) the grant may provide for equal, annual, pro-rata vesting during the employment period.

7.2.	The Committee shall designate the Participants to whom Restricted Stock is to be granted, and the number of shares of Stock that are subject to each such Award. The maximum number of shares of Stock that may be issued in conjunction with awards granted under Sections 7, 8 and 9 of the Plan shall be twenty-three million shares. The Award of shares under this Section 7 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

7.3.	Shares of Restricted Stock granted to Participants under the Plan shall be subject to the following terms and conditions:

(a)	Except as otherwise hereinafter provided, Restricted Stock granted to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee or as otherwise provided by the Plan, the right to receive all dividends paid on such shares.

(b)	Each certificate issued in respect of shares of Restricted Stock granted under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited with the Company with a stock power endorsed in blank or in a bank designated by the Committee.

(c)	The Committee may award Performance-Based Restricted Stock, which shall be Restricted Stock that becomes vested (or for which vesting is accelerated) upon the achievement of performance goals established by the Committee. The Committee may specify the number of shares that will vest upon achievement of different levels of performance. Except as otherwise provided by the Committee, achievement of maximum targets during the Performance Period shall result in the Participant’s receipt of the full Performance-Based Restricted Stock Award. For achievement of the minimum target but less than the maximum target the Committee may establish a portion of the Award which the Participant is entitled to receive.

(d)	Except as otherwise provided by the Committee, any Restricted Stock which is not earned by the end of a Performance Period shall be forfeited. If a Participant’s Date of Termination occurs during a Performance Period with respect to any Restricted Stock subject to a Performance Period granted to him or her, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock subject to a Performance Period as to which he or she would otherwise be eligible or make such other adjustments as the Committee, in its sole discretion, deems desirable. Subject to the limitations of the Plan and the Award of Restricted Stock, upon the vesting of Restricted Stock, such Restricted Stock will be transferred free of all restrictions to a Participant (or his or her legal representative, beneficiary or heir).
SECTION 8
RESTRICTED STOCK UNITS

8.1.	Subject to the terms of this Section 8, a Restricted Stock Unit entitles a Participant to receive shares for the units at the end of a Restricted Period to the extent provided by the Award with the vesting of such units to be contingent upon such conditions as may be established by the Committee (such as continued employment which, when required, shall be not less than three years (although the grant may provide for equal, annual, pro-rata vesting during that period), or satisfaction of performance criteria). The Award of Restricted Stock Units under this Section 8 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

8.2.	The Committee shall designate the Participants to whom Restricted Stock Units shall be granted and the number of units that are subject to each such Award. The maximum number of shares of Stock that may be issued in conjunction with awards granted under Sections 7, 8 and 9 of the Plan shall be twenty-three million shares. During any period in which units are outstanding and have not been settled in stock, the Participant shall not have the rights of a stockholder, but shall have the right to receive a payment from the Company in lieu of a dividend in an amount equal to such dividends and at such times as dividends would otherwise be paid.

8.3.	If a Participant’s Date of Termination occurs during a Restricted Period with respect to any Restricted Stock Units granted to him or her, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Restricted Stock Units as to which he or she would otherwise be eligible or make such other adjustments as the Committee, in its sole discretion, deems desirable.
SECTION 9
PERFORMANCE STOCK

9.1.	Subject to the terms of this Section 9, a Performance Stock Award provides for the distribution of Stock to a Participant upon the achievement of performance objectives established by the Committee. For purposes of the Plan, the “Performance Period” with respect to any Award shall be the period over which the applicable performance is to be measured.

9.2.	The Committee shall designate the Participants to whom Performance Stock Awards are to be granted, and the number of shares of Stock that are subject to each such Award. The maximum number of shares of Stock that may be issued in conjunction with awards granted under Sections 7, 8 and 9 of the Plan shall be twenty-three million shares. The Award of shares under this Section 9 may, but need not, be made in conjunction with a cash-based incentive compensation program maintained by the Company, and may, but need not, be in lieu of cash otherwise awardable under such program, provided, however, that one million of the shares remaining to be granted under Sections 7, 8 and 9 of the Plan as of April 18, 2002, shall only be used for Awards of shares of Performance-Based Restricted Stock, performance-based Restricted Stock Units or Performance Stock or in lieu of cash otherwise awardable under such program.

9.3.	If a Participant’s Date of Termination occurs during a Performance Period with respect to any Performance Stock granted to him or her, the Committee may determine that the Participant will be entitled to settlement of all or any portion of the Performance Stock as to which he or she would otherwise be eligible or make such other adjustments as the Committee, in its sole discretion, deems desirable.
SECTION 10
STOCK PURCHASE PROGRAM

10.1.	The Committee may, from time to time, establish one or more programs under which Participants will be permitted to purchase shares of Stock under the Plan, and shall designate the Participants eligible to participate under such Stock purchase programs. The purchase price for shares of Stock available under such programs, and other terms and conditions of such programs, shall be established by the Committee. The purchase price may not be less than 85% of the Fair Market Value of the Stock at the time of purchase (or, in the Committee’s discretion, the average Stock value over a period determined by the Committee), and the purchase price may not be less than par value. Issuances under the Stock purchase programs authorized under this Section 10.1 shall not exceed a cumulative total of 400,000 shares subsequent to April 17, 2002.

10.2.	The Committee may impose such restrictions with respect to shares purchased under this section, as the Committee determines to be appropriate. Such restrictions may include, without limitation, restrictions of the type that may be imposed with respect to Restricted Stock under Section 7.
SECTION 11
ACHIEVEMENT AWARD STOCK

11.1.	Subject to the eligibility provisions of Section 3, the Committee may determine and designate from time to time from among the eligible employees of an Employer those Employees who will be granted Achievement Award Stock. Such Employees shall be those Employees who are recognized for specific and unique achievements that exceed normal expectations for the job.

11.2.	Stock granted under this Section 11 shall consist of shares of Company common stock, which shall not be subject to a vesting period. The total number of shares of Stock to be awarded under this Section 11 shall not exceed 50,000 shares, and in any calendar year no Employee may be granted more than 25 shares of Stock (or such other number as the Committee may determine) under this Section 11, and such Stock shall be granted in lieu of a cash payment equal to no more than 25 (or such other number as the Committee may determine) times the Fair Market Value of one share of Company common Stock on the Date of Grant.
SECTION 12
TERMINATION OF EMPLOYMENT

12.1.	If a Participant’s Date of Termination occurs for any reason other than death, Disability, Retirement, or by reason of the Participant’s employment being terminated by the Participant’s employer for any reason other than Cause, all outstanding Awards shall be forfeited.

12.2.	If a Participant’s Date of Termination occurs by reason of death, all Options outstanding immediately prior to the Participant’s Date of Termination shall immediately become exercisable and all restrictions on Restricted Stock, Restricted Stock Units, Performance Stock and shares purchased under the Stock Purchase Program outstanding immediately prior to the Participant’s Date of Termination shall lapse.

12.3.	If a Participant’s Date of Termination occurs by reason of Disability or Retirement, the Restricted Period shall lapse on a proportion of any Awards outstanding immediately prior to the Participant’s Date of Termination (except that to the extent an Award of Restricted Stock, Restricted Stock Units or Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

12.4.	If a Participant’s Date of Termination occurs by reason of the Participant’s employment being terminated by the Participant’s employer for any reason other than for Cause, the Restricted Period shall lapse on a proportion of any outstanding Awards (except that to the extent an Award of Restricted Stock, Restricted Stock Units or Performance Stock is subject to a Performance Period, such proportion of the Award shall remain subject to the same terms and conditions for vesting as were in effect prior to termination). The proportion of an Award upon which the Restricted Period shall lapse shall be a fraction, the denominator of which is the total number of months of any Restricted Period applicable to an Award and the numerator of which is the number of months of such Restricted Period which elapsed prior to the Date of Termination.

12.5.	Non-Qualified Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant’s death, Disability, Retirement, or other termination of employment by the Participant’s employer for reasons other than Cause shall expire on the expiration date set forth in the award or, if earlier, five years after the Date of Termination, if the Participant’s termination occurs because of death, Disability, or Retirement or if the Participant’s employment is terminated by the Participant’s employer for reasons other than Cause.

Incentive Stock Options which are exercisable at the time of (or become exercisable by reason of) the Participant’s death, Disability, Retirement, or other termination of employment by the Participant’s employer for reasons other than Cause and not exercised prior to the Date of Termination shall be treated as Non-Qualified Stock Options on the day following the Date of Termination and shall expire on the expiration date set forth in the award or, if earlier, five years after the Date of Termination, if the Participant’s termination occurs because of death, Disability, or Retirement or if the Participant’s employment is terminated by the Participant’s employer for reasons other than Cause.

12.6.	Notwithstanding any other provision of this Section 12 to the contrary, if a Participant’s employment is terminated by the Participant’s employer for reasons other than Cause in connection with and after a Change in Control:

(a)	All Options outstanding on the Participant’s Date of Termination shall become exercisable (to the extent not already exercisable) on the Participant’s Date of Termination, provided that this paragraph (a) shall apply only to options that were held by the Participant on the date of a Change in Control.

(b)	Any restrictions shall lapse on awards of Restricted Stock and Restricted Stock Units, including without limitation performance-based Restricted Stock and performance-based Restricted Stock Units, that are outstanding on the Participant’s Date of Termination, and such Awards shall be fully vested as if all performance objectives have been attained (provided that this paragraph (b) shall apply only to Restricted Stock and Restricted Stock Units that were held by the Participant on the date of the Change in Control, and further provided that this paragraph (b) shall not apply to Performance Stock).

(c)	Any Performance Stock awards held by a Participant on the date of a Change in Control shall vest to the extent provided by the terms in the applicable Performance Stock Award Agreement.
            For purposes of this Section 12.6, a Participant will be treated as having been terminated by the Participant’s employer for reasons other than Cause if the Participant resigns within 60 days of being notified by the Participant’s employer in writing that any of the actions described in the following paragraphs (i), (ii), or (iii) will apply to him or her (but only if the applicable action described in paragraphs (i), (ii), or (iii) is taken in connection with and after the Change in Control).

(i)	The relocation of the Participant’s base of operations for the Company or Related Company to a place that is 50 miles farther from his or her residence immediately prior to the Change in Control than the distance from such residence to the Participant’s former base of operations for the Company or Related Company.

(ii)	The Participant’s salary rate is reduced to a level that is less than 85% of the Participant’s salary level immediately prior to the Change in Control.

(iii)	The aggregate value of a Participant’s (A) annual salary rate at the time of termination, (B) bonus opportunity for the year in which the Date of Termination occurs, and (C) the value of the long-term incentive compensation awards for the year in which the Date of Termina-

tion occurs, is less than 85% of the aggregate value of a Participant’s salary rate, bonus opportunity and long-term incentive awards for the year ending prior to the year in which the Change in Control occurs (with all such values to be determined by the Committee).

            However, if the reduction in compensation described in paragraph (ii) or (iii) is consistent with a broad-based company reduction in compensation by the Participant’s employer (as determined by the Committee), the reduction will not be a basis for treating the Participant as having been terminated by the Participant’s employer for reasons other than Cause, and the reduction shall be disregarded for purposes of paragraph (ii) and (iii).

12.7.	Except to the extent the Committee shall otherwise determine, if as a result of a sale or other transaction, a Participant’s employer ceases to be a Related Company (and the Participant’s employer is or becomes an entity that is separate from the Company), the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the Employer other than for Cause.

12.8.	Notwithstanding the foregoing provisions of this section, the Committee may, with respect to any Awards of a Participant (or portion thereof) that are outstanding immediately prior to the Participant’s Date of Termination, determine that a Participant’s Date of Termination will not result in forfeiture or other termination of the Award.
SECTION 13
ADJUSTMENTS TO SHARES

13.1.	If the Company shall effect a reorganization, merger, or consolidation, or similar event or effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of stock dividend, stock split, spin-off, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then the Committee shall adjust (i) the number of shares of Stock available under the Plan; (ii) the number of shares available under any individual or other limits; (iii) the number of shares of Stock subject to outstanding Awards; and (iv) the per-share price under any outstanding Award to the extent that the Participant is required to pay a purchase price per share with respect to the Award.

13.2.	If the Committee determines that the adjustments in accordance with the foregoing provisions of this section would not be fully consistent with the purposes of the Plan or the purposes of the outstanding Awards under the Plan, the Committee may make such other adjustments to the Awards to the extent that the Committee determines such adjustments are consistent with the purposes of the Plan and of the affected Awards.
SECTION 14
TRANSFERABILITY OF AWARDS

14.1.	Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution. To the extent that the Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this Section 14, the Committee may permit Awards under the Plan (other than an Incentive Stock Option) to be transferred by a Participant for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of a Participant’s Immediate Family or to a Family Partnership for members of the Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

SECTION 15
AWARD AGREEMENT

15.1.	Each employee granted an Award pursuant to the Plan shall execute an Award Agreement which signifies in writing, electronically or by such other means as the Company may designate, the offer of the Award by the Company and the acceptance of the Award by the employee in accordance with the terms of the Award and the provisions of the Plan. Each Award Agreement shall reflect the terms and conditions of the Award. In the event of a disagreement between the individual Award Agreement and the Plan or the Compensation and Development Committee resolution, the Plan or the resolution will govern. Participation in the Plan shall confer no rights to continued employment with the Company nor shall it restrict the right of the Company to terminate a Participant’s employment at any time.
SECTION 16
TAX WITHHOLDING

16.1.	All Awards and other payments under the Plan are subject to withholding of all applicable taxes, which withholding obligations shall be satisfied (without regard to whether the Participant has transferred an Award under the Plan) by a cash remittance, or with the consent of the Committee, through the surrender of shares of Stock which the Participant owns or to which the Participant is otherwise entitled under the Plan pursuant to an irrevocable election submitted by the Participant to the Company at the office designated for such purpose, provided that if shares are used for awards granted on or after July 1, 2000, shares from the Stock Awards may be used only in an amount equal to the minimum applicable tax withholding rate as established by the Internal Revenue Code and relevant state or local tax authorities, and any additional amount due must be satisfied by use of attestation of ownership of other shares. The number of shares of Stock needed to be submitted in payment of the taxes shall be determined using the Fair Market Value as of the applicable tax date rounding down to the nearest whole share; provided that no election to have shares of Stock withheld from an Award or submission of shares shall be effective with respect to an Award which was transferred by a Participant in accordance with the Plan.
SECTION 17
TERMINATION AND AMENDMENT

17.1.	The Board may suspend, terminate, modify or amend the Plan, provided that any amendment that would increase the aggregate number of shares which may be issued under the Plan; materially increase the benefits accruing to Participants under the Plan; modify Section 6.3(e) or materially modify the requirements as to eligibility for participation in the Plan, shall be subject to the approval of the Company’s stockholders, except that any such increase or modification that may result from adjustments authorized by Section 13 does not require such approval. No suspension, termination, modification or amendment of the Plan may terminate a Participant’s existing Award or materially and adversely affect a Participant’s rights under such Award without the Participant’s consent.

Appendix III
AMENDED AND RESTATED BNSF RAILWAY COMPANY
INCENTIVE COMPENSATION PLAN

BNSF RAILWAY COMPANY
Incentive Compensation Plan
Amended and Restated Effective January 1, 2006,
Subject (as to Amended Section 5.0 and New Section 6.3) to the Approval of
the Shareholders of Burlington Northern Santa Fe Corporation

1.0	OBJECTIVE

The BNSF Railway Company (“BNSF Railway” or the “Company”) Incentive Compensation Plan (“ICP” or the “Plan”) has as its objective to:

1.1	Communicate and focus attention on key BNSF Railway business goals.

1.2	Identify and reward superior performance.

1.3	Provide a competitive compensation package to attract and retain high quality employees.

2.0	ADMINISTRATION

The ICP Committee shall provide overall administration of the Plan. The ICP Committee shall be comprised of the Chief Executive Officer, the Executive Vice President and CFO, the Executive Vice President Law & Government Affairs and Secretary, and the Vice President-Human Resources and Medical.

The ICP Committee will have discretionary authority to review and approve any changes in eligibility, levels of participation, incentive opportunity, basis for award determination, performance objectives, etc., subject to other requirements of the Plan. Review and approval of Plan details will be performed on an annual basis.

The ICP Committee will appoint a plan administrator whose responsibility to the ICP Committee will include:

2.1	Establishment of procedures for the Plan operation.

2.2	Timely and effective management of the day-to-day operations of the Plan.

2.3	Performance of periodic analyses to ensure the Plan’s effectiveness.

3.0	ELIGIBILITY

All regularly assigned, active salaried employees of BNSF Railway and its rail subsidiaries shall be eligible to participate in the ICP subject to the discretion of the ICP Committee. Employees hired into a salaried position after October 1, will not be eligible until the next calendar year. The ICP Committee shall designate an employee’s level of participation. The extent of participation in the ICP may vary according to the employee’s level of responsibility. Depending on one’s level within the organization and departmental discretion, some percentage of an employee’s payout potential may be based upon achievement of personal goals.

3.1	ICP eligibility of newly hired salaried employees or scheduled employees promoted to a salaried position will be treated as follows:

3.1.1	A new employee hired into an eligible position on or before October 1 will be eligible to participate in the current calendar year.

3.1.2	A scheduled employee promoted to a regularly assigned salaried position on or before October 1 will be eligible to participate in the current calendar year.

3.1.3	The ICP award for a new salaried employee or a scheduled employee promoted into an eligible position for the first time, on or before October 1, will be prorated based upon the number of days worked in active service in the eligible position.

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3.2	Promotions, transfers, and assignments of active employees to temporary, part-time, red-circle or other similar salary band continuation status will be treated in the following manner:

3.2.1	A scheduled employee placed on temporary assignment to a salaried position will not be eligible for an ICP payout.

3.2.2	A regularly-assigned salaried employee placed on a temporary assignment to another salaried position of a higher salary band will maintain his/her regularly assigned position’s ICP participation level.

3.2.3	A regularly-assigned salaried employee promoted (or demoted) from one position to another with a higher (or lower) ICP participation level will have his/her ICP award calculated on a pro-rata basis for the number of days employed at each level.

3.2.4	A regularly-assigned salaried employee who is assigned for all or a portion of the year to a part-time position will have his/her ICP award calculated on a pro-rata basis for the number of days employed at each ICP participation level and full-time-equivalency level.

3.2.5	A regularly-assigned salaried employee who has red-circle or other similar salary band continuation status at a higher salary band will have his/her ICP award calculated on a pro-rata basis at the ICP participation level of the higher salary band for the number of days of red-circle or other similar salary band continuation status and at the ICP participation level of the assigned band for the number of days without such status.

3.3	ICP eligibility with respect to voluntary and involuntary separation will be determined as follows:

3.3.1	VOLUNTARY RESIGNATIONS

3.3.1(a)	If a participating employee voluntarily resigns after December 31, but before award payout, the amount that would have otherwise been received had there been no resignation will be paid to the employee.

3.3.1(b)	If a participating employee voluntarily resigns on or before December 31, and is not eligible for participation in a company-sponsored severance program, the employee forfeits all rights to an ICP award.

3.3.1(c)	If a participating employee voluntarily resigns in conjunction with a Company-sponsored severance program, the participant is eligible to receive a pro-rata share of the ICP award he/she would otherwise have earned based upon the number of days worked in active service during the severance year.

3.3.2	INVOLUNTARY SEPARATION

3.3.2(a)	If a participating employee is terminated for cause, the participant forfeits all rights to an ICP award. Cause shall be defined by the ICP Committee.

3.3.2(b)	If a participating employee is terminated at the discretion of the Company as part of a Company-sponsored severance program and other than for cause, the participant is eligible to receive a pro-rata share of the ICP award he/she would otherwise have earned based upon the number of days worked in active service during the severance year.

3.4	ICP eligibility with respect to the following events will be determined as indicated.
MISCELLANEOUS EVENTS AFFECTING ELIGIBILITY

3.4.1	Retirement - The participant is eligible to receive a pro-rata share of the ICP award he/she would otherwise have earned based upon the number of days’ service prior to retirement.

3.4.2	Disability - A participating employee on short-term disability is eligible to receive the full ICP payout. A participating employee who is placed on long-term disability (“LTD”) is eligible to receive a pro-rata share of the ICP award he/she would have earned based upon the number of days’ of otherwise eligible service accrued prior to being placed on LTD. No ICP eligibility

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accrues for any employee while on LTD, but eligibility will be reinstated should the employee be removed from LTD and return to an active, regularly-assigned salaried position.

3.4.3	Medical Leave - A participating employee on short-term paid medical leave is eligible to receive the full ICP payout. An employee on unpaid medical leave will be ineligible to receive an ICP payout for those days comprising the unpaid medical leave period. The employee will receive a pro-rata ICP payout based upon the total of all otherwise eligible salaried service during the year, excluding the days on unpaid medical leave of absence.

3.4.4	Suspension - A participating employee suspended (without pay) for disciplinary reasons is ineligible to receive an ICP payout for any and all days comprising the suspension period.

3.4.5	Leave of Absence with Pay - A participating employee on leave of absence with pay is entitled to receive the full ICP payout.

3.4.6	Leave of Absence without Pay - A participating employee on leave of absence without pay will be ineligible to receive an ICP payout for those days comprising the unpaid leave period. The employee will receive a pro-rata ICP payout based upon the total of all otherwise eligible salaried service during the year, excluding the days on unpaid leave of absence.

3.4.7	Military Leave - A participating employee on paid military leave is entitled to the full ICP payout. An employee on unpaid military leave will be ineligible to receive an ICP payout for those days comprising the unpaid military leave period. The employee will receive a pro-rata ICP payout based upon the total of all otherwise eligible salaried service during the year, excluding the days on unpaid military leave of absence.

3.4.8	Death - A pro-rata share of the ICP award the participant would otherwise have earned will be paid to the deceased employee’s estate based upon the total number of days of eligible service during the award year.

3.4.9	Seniority Exercise - A participating employee who exercises his/her seniority at any time during the year forfeits all rights to an ICP award for that year except under circumstances when an employee exercises seniority in lieu of a severance package which had been offered to the employee.

3.4.10	Position Abolishment - If the Company abolishes a participating salaried employee’s position and the Company offers a severance package, the participant is eligible to receive a pro-rata share of the ICP award he/she would otherwise have earned based upon the number of days’ service prior to abolishment.

3.4.11	The ICP Committee may, at its discretion, decide to pay all or a portion of the award a participant would otherwise have earned when termination occurs under any subsection to Section 3.0 ELIGIBILITY.

For purposes of Section 3.0, a pro-rata share of the ICP award a participant would otherwise have earned shall be based upon the nearest whole number of days in active service during the award year. Performance awards for eligible persons terminating employment during the award year shall be based on actual Company and individual performance through the full year and will be payable at the payment date for continuing employees.
     4.0   INCENTIVE OPPORTUNITIES

The incentive awards will be designed to reflect the position’s impact on BNSF Railway performance and will provide incentives that are in line with key competitors. Incentive levels will be determined and communicated to employees on an annual basis.
     5.0   INCENTIVE AWARD BASES

The ICP Committee shall annually review the mix of Company goals and individual or departmental goals (defined further in Section 6.0) and may modify them at its discretion; provided that this Section 5.0 shall not permit an award that is designated as Performance-Based Compensation and is otherwise not permitted under Section 6.3.

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     6.0   PERFORMANCE OBJECTIVES

Payments of ICP awards shall be based on performance measured against objectives established by the Compensation and Development Committee of the Board of Directors of Burlington Northern Santa Fe Corporation (“BNSF Corporation”).

6.1.	COMPANY-WIDE GOALS

Company-wide performance objectives shall be established at the beginning of each year for BNSF Railway.

6.2.	PERSONAL AND DEPARTMENTAL GOALS

If the ICP Committee determines that departments may have departmental or personal goals, then each department may establish its own departmental goals and assign them to some or all departmental employees. The department may also establish personal goals for selected employees to be accomplished in addition to or in lieu of any departmental goals.

The personal goals element of the ICP is intended to be used by the immediate supervisor of an employee whose salary band is a level approved by the ICP Committee to have personal goals assigned as part of an employee’s plan participation. In such circumstances, the manager may deem it necessary or desirable to encourage the planning and review of written individual objectives in order to accomplish the following:

6.2.1	Provide a system whereby senior management and subordinates mutually agree on important objectives to be attained.

6.2.2	Provide an opportunity for regular review and feedback regarding progress towards stated objectives.

6.2.3	Introduce a discretionary element into the ICP to give senior management greater flexibility in ensuring that the ICP accomplishes its basic purposes.

At the beginning of each year for which there are to be personal goals, it is recommended that approximately two goals be mutually agreed upon by the participating employee and his/her immediate supervisor. These objectives are to represent specific accomplishments desired within the framework of the responsibilities of the participating employee, or could represent specific goals beyond the scope of the employee’s usual job requirements. Objectives may be related solely to one individual, or may relate to a group of two or more individuals whose efforts are required to complete a common task. Objectives may apply to the full year, or to a portion of the year, as appropriate. Each objective shall be designed to be measurable and attainable, but not without significant effort.

Personal goals, when they apply, will be established for each participating employee by the employee and his or her manager subject to the approval of the department head and the ICP Committee.

6.3. PERFORMANCE-BASED COMPENSATION

The Compensation and Development Committee of the BNSF Corporation Board of Directors may designate an ICP award granted to any participating employee as Performance-Based Compensation. To the extent required by Code section 162(m), any such ICP award so designated shall be conditioned on the achievement of one or more Performance Measures, as selected by such committee, and any ICP award intended to be Performance-Based Compensation shall not be paid prior to certification of the achievement by such committee. For ICP awards under this subsection 6.3 intended to be Performance-Based Compensation, (i) the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m); (ii) the provisions of the Plan shall not apply to any ICP Award to the extent that the application of such provision would cause the Award to no longer satisfy the requirements of Code section 162(m); and (iii) such Committee shall have the authority and discretion to reduce the amount of any ICP award designated as Performance-Based Compensation at any time prior to payment of the award, with the reduction to be based on such factors and criteria as the Committee determines to be relevant.

6.3.1	For ICP Awards that are intended to be Performance-Based Compensation, the maximum amount payable to any participating employee with respect to any calendar year shall equal $5 million.

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6.3.2	The term “Performance-Based Compensation” shall have the meaning ascribed to it under Code section 162(m) and the regulations thereunder.

6.3.3	The “Performance Measures” shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures: net income, earnings per share, safety, on-time train performance, velocity, return on investment, operating income, operating ratio, cash flow, return on assets, stockholders return, revenue, customer satisfaction, and return on equity, or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders equity and/or shares outstanding, investments or to assets or net assets.

6.3.4	The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.
     7.0   PERFORMANCE

Company performance will be reviewed each quarter when quarterly financial and operating results are available. The determination and distribution of awards will occur as soon as practicable after the compilation of the full year results.

Senior management and the ICP Committee shall have the discretion to apply judgment to their performance evaluation at the company, departmental and individual performance levels. Performance shall be evaluated in light of opportunities and conditions prevailing during the measurement period.

7.1	The ICP Committee shall approve all awards except as described in Section 7.3.

7.2	Subject to Section 7.3, the ICP Committee has the discretion of increasing or decreasing individual or collective awards on any basis including the following considerations:

7.2.1	BNSF Railway performance relative to its competitors.

7.2.2	Long term as well as short term performance considerations.

7.2.3	Unforeseen opportunities and obstacles.

7.2.4	The ICP Committee’s judgment of BNSF Railway and individual performance.

7.3	The awards of all executive officers of BNSF Railway who are also executive officers of BNSF Corporation shall be recommended by the Compensation and Development Committee of the BNSF Corporation Board of Directors and approved by the BNSF Corporation Board of Directors, provided, however, that the award for the Chief Executive Officer shall be approved by the independent directors on the BNSF Corporation Board of Directors.
     8.0   AWARD PAYMENT

The ICP Committee will select the payment date at its discretion as soon as practicable after the close of the year and completion of performance evaluations, provided, however, that the payment date shall be no later than the 15th day of the third month following the close of the year unless unforeseeable events make it impractical to make the payments by such date. ICP awards are subject to all usual tax and withholding requirements.

To the extent that the Plan and the awards under the Plan are subject to the rules applicable to nonqualified deferred compensation plans under section 409A of the Code, such portion of the Plan and such awards are not intended to result in acceleration of income recognition or imposition of penalty taxes by reason of section 409A, and the terms of such portion of the Plan and such awards shall be interpreted in a manner (and such portion of the Plan and such awards will be amended to the extent determined necessary or appropriate by the Committee) to avoid such acceleration and penalties.

NOTE: If the Company fails to meet its financial threshold objectives, then no ICP awards (companywide, departmental, or individual) shall be due or payable for that year above 200 percent of target for each non-financial measure except to the extent that the ICP Committee shall decide, in its discretion, that ICP awards shall nevertheless be paid above that level (provided, however, that with respect to any employees who are

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executive officers of BNSF Corporation, the Compensation and Development Committee and the Board of Directors of BNSF Corporation must concur in this decision, provided, however, that in the case of the Chief Executive Officer, only the independent directors on the BNSF Corporation Board of Directors must concur in this decision).

     9.0   COMMUNICATIONS

The Plan administrator, under the direction of the ICP Committee, shall be responsible for maintaining records and communicating information concerning the ICP.
   10.0   TERMINATION OR AMENDMENT

The ICP shall remain in effect until terminated or ended by the Board of Directors or the ICP Committee. However, if a Change in Control shall have occurred during the term of this Plan, this Plan shall continue in effect through the end of the year in which such Change in Control occurred, during which time the Company is contractually bound to maintain the Plan, and provided further that the membership of the Committee cannot be changed during such period.

A	“Change in Control” shall be deemed to have occurred if

(a)	any “person”, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than BNSF Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of BNSF Corporation, or any company owned, directly or indirectly, by the stockholders of BNSF Corporation in substantially the same proportions as their ownership of stock of BNSF Corporation), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of BNSF Corporation representing 25% or more of the combined voting power of BNSF Corporation’s then outstanding securities;

(b)	during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board of BNSF Corporation, and any new director (other than a director designated by a person who has entered into an agreement with BNSF Corporation to effect a transaction described in clause (a), (c) or (d) of this definition) whose election by the Board of BNSF Corporation or nomination for election by BNSF Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)	the stockholders of BNSF Corporation approve a merger or consolidation of BNSF Corporation with any other company other than (i) a merger or consolidation which would result in the voting securities of BNSF Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of BNSF Corporation (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of BNSF Corporation (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of BNSF Corporation’s then outstanding securities; or

(d)	the stockholders of BNSF Corporation adopt a plan of complete liquidation of BNSF Corporation or approve an agreement for the sale or disposition by BNSF Corporation of all or substantially all of BNSF Corporation’s assets. For purposes of this clause (d), the term “the sale or disposition by BNSF Corporation of all or substantially all of BNSF Corporation’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of BNSF Corporation or of any direct or indirect subsidiary of BNSF Corporation (including the stock of any direct or indirect subsidiary of BNSF Corporation) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefore or by such other method as the Board of Directors of BNSF Corporation determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of BNSF Corporation (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of BNSF Corporation” shall be the aggregate market value of BNSF Corporation’s outstanding shares of common stock (on a fully diluted basis) plus the aggregate market value of BNSF Corporation’s other outstanding equity securities. The aggregate market value of the shares of BNSF Corporation’s

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common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) shall be determined by the average closing price for BNSF Corporation’s common stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of BNSF Corporation shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of BNSF Corporation’s common stock or by such other method as the Board of Directors of BNSF Corporation shall determine is appropriate.

Subject to Section 10.0 hereof, BNSF Railway and its subsidiaries reserve the right to change Plan provisions or terminate the Plan at any time.
     11.0   EFFECTIVE DATE

The Amended and Restated ICP is effective January 1, 2006, subject (as to amended Section 5.0 and new Section 6.3) to the approval of the shareholders of BNSF Corporation at the 2006 Annual Meeting.
     12.0   NON-DUPLICATION OF BENEFITS

The ICP is in place of the Burlington Northern Santa Fe Incentive Compensation Plan effective as of January 1, 1996, and there shall be no duplication of benefits under such plan and the ICP.

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Burlington Northern
Santa Fe Corporation

Annual Meeting Admission Ticket

Burlington Northern Santa Fe Corporation
Annual Meeting of Shareholders
April 19, 2006, 5:00 p.m.
The Fort Worth Club
Horizon Room
306 W. 7th Street
Fort Worth, Texas

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card

☐	Please mark this box with an X if your address has changed and print the new address below.

A	Election of Directors — The Board of Directors recommends a vote “FOR” the listed nominees.

1. Nominees for Director:	For	Withhold		For	Withhold		For	Withhold

01 - A.L. Boeckmann	☐	☐	05 - R.S. Roberts	☐	☐	09 - R.H. West	☐	☐

02 - D.G. Cook	☐	☐	06 - M.K. Rose	☐	☐	10 - J.S. Whisler	☐	☐

03 - V.S. Martinez	☐	☐	07 - M.J. Shapiro	☐	☐	11 - E.E. Whitacre, Jr.	☐	☐

04 - M.F. Racicot	☐	☐	08 - J.C. Watts, Jr.	☐	☐

B	Proposals — The Board of Directors recommends a vote “FOR” proposals 2-4 and “AGAINST” proposals 5 and 6.

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for 2006 (advisory vote)	☐	☐	☐	5.	Shareholder proposal regarding majority voting.	☐	☐	☐

3.	Approval of the amended and restated Burlington Northern Santa Fe 1999 Stock Incentive Plan.	☐	☐	☐	6.	Shareholder proposal regarding separation of Chairman and Chief Executive Officer.	☐	☐	☐

4.	Approval of the amended and restated BNSF Railway Company Incentive Compensation Plan.	☐	☐	☐	Please mark this box with an X if you plan to attend the Annual Meeting of Shareholders.		☐
In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign EXACTLY as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy votes all shares held in all capacities.

Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

■ ■	/	■ ■	/	■ ■ ■ ■

5 U P X	0 0 8 3 8 5

Burlington Northern Santa Fe Corporation
2650 Lou Menk Drive
Fort Worth, Texas 76131-2830
This Proxy is solicited on behalf of the Board of Directors.
The undersigned, revoking any proxy previously given, hereby appoints Jeffrey R. Moreland and Marsha K. Morgan, and each of them, proxy for the undersigned, with power of substitution, to vote as specified herein, all Common Stock held by the undersigned, with the same force and effect as the undersigned would be entitled to vote if personally present, at the annual meeting of shareholders of the Company to be held at The Fort Worth Club, Horizon Room, 306 W. 7th Street, Fort Worth, Texas on Wednesday, April 19, 2006 at 5:00 p.m. and at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.
You are encouraged to specify your choices by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations; however, the proxies appointed above cannot vote your shares unless you sign, date and return this card, or vote by telephone or via the Internet as explained below. Alternatively, you may vote when you attend the annual meeting in person.
If you are a participant in any of the following employee benefit plans of the Company, this card also constitutes voting instructions for any shares held for the stockholder in the Burlington Northern Santa Fe Investment and Retirement Plan, The Burlington Northern and Santa Fe Railway Company 401(k) Plan for TCU Employees, and The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan. If you are a participant in any of these plans, your shares will be voted in accordance with the terms of such plan.
This Proxy, when properly executed, will be voted in the manner directed herein and in the discretion of the proxies as to any other business that may properly come before the meeting. If no directions are made, this proxy will be voted “FOR” the nominees for Director listed on the proxy card, “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2006; “FOR” approval of the amended and restated Burlington Northern Santa Fe 1999 Stock Incentive Plan; “FOR” approval of the amended and restated BNSF Railway Company Incentive Compensation Plan; “AGAINST” the shareholder proposal regarding majority voting; and “AGAINST” the shareholder proposal regarding separation of Chairman and Chief Executive Officer.
IMPORTANT—PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN ENCLOSED POSTAGE-PAID ENVELOPE TO VOTE BY MAIL
If you plan to attend the 2006 Annual Meeting, please mark the box on other side or as prompted when voting by telephone or via the Internet, and bring this ticket with you for admittance to the Annual Meeting.

▲ Detach here if voting by mail and return this bottom portion ▲
Telephone and Internet Voting Instructions
VOTE BY TELEPHONE OR VIA THE INTERNET 24 HOURS A DAY AND 7 DAYS A WEEK
Your vote by telephone or via the Internet authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. Please follow these easy steps.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.
VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
It is important that your shares are represented at the meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card in the enclosed postage-paid envelope, or to vote using the telephone or Internet voting instructions above.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 19, 2006.
ELECTRONIC DELIVERY OF PROXY MATERIALS
You may sign up to receive future annual reports to shareholders and proxy materials electronically rather than by mail. If you are a registered shareholder and wish to consent to Internet delivery of future annual reports and proxy statements, log onto the Internet and go to the website http://www.econsent.com/bni. You will need to provide your taxpayer I.D. or social security number, your e-mail address, and your account number. If you are not a registered shareholder and wish to consent to electronic delivery, please contact the bank, broker or other nominee holder of record through which you hold your shares and inquire about this option. If you elect to receive your BNSF materials via the Internet, you can still request paper copies by contacting BNSF’s Investor Relations office at 2500 Lou Menk Drive, Fort Worth, Texas 76131-2828.